Exhibit 10.14

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION COPY

CONFIDENTIAL

INHALED COLLABORATION AND OPTION AGREEMENT

This INHALED COLLABORATION AND OPTION AGREEMENT (the “Agreement”) is entered into as of June 15, 2012 (the “Effective Date”) by and between LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation, having its principal place of business at 419 Davis Dr., Suite 100, Morrisville, NC 27560 (“Liquidia”), and GLAXO GROUP LIMITED, a company organized and existing under the laws of England and having an office and place of business at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 ONN, United Kingdom (“GSK”).  Liquidia and GSK are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Liquidia controls certain technology for the formulation and/or delivery of small molecule, diagnostic, or biologic constructs, generally known as its PRINT platform technology, including PRINT particles, particle formulations, and PRINT processing technology;

WHEREAS, GSK possesses resources and expertise in the research, development, marketing, and commercialization of pharmaceutical products, and desires to develop pharmaceutical products using Liquidia’s PRINT platform;

WHEREAS, Liquidia and GSK desire to collaborate on research regarding application of Liquidia’s PRINT platform to pharmaceutical products upon the terms and conditions set forth herein;

WHEREAS, Liquidia desires to grant to GSK certain exclusive options and licenses as further described in this Agreement with respect to certain of Liquidia’s intellectual property rights to enable GSK to further develop Research Products and commercialize Inhaled Products on the terms and conditions set forth herein; and

WHEREAS, Liquidia and GlaxoSmithKline Biologicals S.A. have entered into the Vaccine Collaboration Agreement (as defined below), and the Joint Steering Committee (as defined below) will oversee the Collaboration Program conducted under both this Agreement and the Vaccine Collaboration Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.1                               “Acceptable Label” means, for an applicable Product, a label for such Product as issued and approved by the applicable Regulatory Authority and acceptable to GSK in its sole discretion.

1.2                               “Acquiror” has the meaning set forth in Section 17.5(a).

1.3                               “Action” has the meaning set forth in Section 11.6(b)(i).

1.4                               “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more (or such lesser percentage which is the maximum allowed to be owned by a person, corporation, partnership or other entity in a particular jurisdiction) of the voting stock of such entity, or by contract or otherwise.

1.5                               “Agreement” has the meaning set forth in the preamble.

1.6                               “Alliance Manager” has the meaning set forth in Section 2.3.

1.7                               “Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act, and any similar Laws in jurisdictions other than the U.S. and United Kingdom.

1.8                               “Antigen” means any material that induces an adaptive immune response specific to itself.  “Antigen(s)” includes antigens from viruses, bacteria, parasites, self or addiction as a Vaccine target.  “Antigen” shall exclude the following:  (a) antigens expressed from DNA or RNA in vivo (where the DNA or RNA is not in a live vector); (b) Free Polysaccharide; and (c) live replicating virus when the virus is contained in PRINT Material.  For the sake of clarity, the Antigens included in the scope of the Vaccines Option granted to GSK hereunder encompass pre-conjugated polysaccharides and other live vectors.

1.9                               “Bankruptcy Code” has the meaning set forth in Section 15.4.

1.10                        “BLA” means a Biologicals License Application (as more fully defined in 21 C.F.R. 601 et. seq., or its successor provisions) and all amendments and supplements thereto.

1.11                        “BMGF” means the Bill & Melinda Gates Foundation.

1.12                        “BMGF Letter Agreement” means the letter agreement between Liquidia and BMGF dated February 18, 2011, as amended October 25, 2011.

1.13                        “Business Day” means a day on which banking institutions in London, England and New York, New York are open for business, but excluding the nine (9) consecutive calendar days beginning on December 24th and continuing through January 1st of each calendar year during the Term, and all Saturdays and Sundays.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.14                        “Chairperson” has the meaning set forth in Section 2.1(a).

1.15                        “Change of Control” means the occurrence of any of the following: (a) a Party enters into a merger, consolidation, stock sale or sale or transfer of all or substantially all of its assets to which this Agreement relates, or other similar transaction or series of transactions with a Third Party; or (b) any transaction or series of related transactions in which any Third Party or group of Third Parties acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a Third Party in a particular jurisdiction) of the combined voting power of the then outstanding securities of such Party.  Notwithstanding the foregoing, a stock sale to underwriters of a public offering of a Party’s capital stock or a stock sale to Third Parties solely for the purpose of financing or a transaction solely to change the domicile of a Party shall not constitute a Change of Control.

1.16                        “Claims” has the meaning set forth in Section 13.1.

1.17                        “Clinical Trial” means any human clinical trial of a Research Product or Liquidia Respiratory Product.

1.18                        “CMC” has the meaning set forth in Section 7.1.

1.19                        “Co-Delivery Vaccine Field” has the meaning set forth in the Vaccine Collaboration Agreement.

1.20                        “COGS” means the Standard Cost of manufacture and supply of the PRINT Material used in the Products, calculated annually for the period January 1st to December 31st, in accordance with IFRS.  For purposes of this definition, “Standard Cost” means the sum of the Direct Costs and Indirect Costs attributable to the supply of the PRINT Material used in the Products.  “Direct Costs” include those components that can be specifically identified as either raw ingredients, bought in intermediates or finishing supplies necessary to produce the PRINT Materials and the man hours necessary to perform the actual process of manufacturing the PRINT Materials (including processing and packaging, equipment operators, line mechanics, set up mechanics and material handlers to supply the line).  “Indirect Costs” include those costs related directly to the manufacture and supply of the PRINT Materials, other than Direct Costs, including external tolling fees and other third party manufacturing expenses, shipping, insurance and quality control, as well as costs for the PRINT Materials that exist regardless of whether or not the supply occurs, including depreciation (which reflects on a pro rata basis the use of assets used for manufacture and supply of the product), utilities (e.g. electricity), facility maintenance, supervisory staff, warehouse allocations, plant support staff, corporate allocations, systems support and technical support for labor, in each case to the extent attributable to the manufacture and supply of the PRINT Materials.  For clarity, “Standard Costs” do not include the following: plant costs incurred due to rework of the PRINT Materials, with the exception of a reasonable allowance in line with historical performance; value of PRINT Materials discarded in the manufacturing process (other than process related scrap); costs related to manufacturing process development; allocations of overhead incurred outside of the manufacturing and supply process such as support, business development, accounting, taxes and legal; and selling and administrative expenses.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.21                        “Collaboration Costs” has the meaning set forth in Section 3.4.

1.22                        “Collaboration Know-How” has the meaning set forth in Section 11.3.

1.23                        “Collaboration Program” means the conduct of both the Inhaled Collaboration and Vaccine Collaboration.

1.24                        “Combination” has the meaning set forth in Section 1.109.

1.25                        “Commercial Supply Agreement” has the meaning set forth in Section 9.2.

1.26                        “Commercially Reasonable Efforts” means, with respect to a Party, such efforts that are consistent with the efforts and resources generally used by such Party in the exercise of its reasonable business discretion relating to the research, development and commercialization of a pharmaceutical product owned by it or to which it has exclusive rights, with similar product characteristics, which is of similar market potential at a similar stage in its development or product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the potential or actual profitability of the applicable products (including pricing and reimbursement status achieved or to be achieved), and other relevant factors, including technical, legal, scientific and/or medical factors.  For purposes of clarity, Commercially Reasonable Efforts would be determined on a market-by-market and indication-by-indication basis for a particular Research Product or Product and it is anticipated that the level of effort may be different for different markets and may change over time, reflecting changes in the status of the Research Product or Product and the market(s) involved.

1.27                        “Committee Party(ies)” has the meaning set forth in Section 2.1.

1.28                        “Confidential Information” of a Party means any and all Know-How of such Party that is disclosed to the other Party under this Agreement, whether in oral, written, graphic, or electronic form.  All Know-How disclosed by either Party pursuant to the Confidential Disclosure Agreement between the Parties dated March 9, 2011, and Amendment #1 To Confidential Disclosure Agreement dated January 25, 2012 (collectively, the “Confidentiality Agreement”) shall be deemed to be such Party’s Confidential Information disclosed hereunder.

1.29                        “Consulting Agreement” means the Consulting Agreement between Liquidia and Joseph M. DeSimone (the “Consultant”), dated June 8, 2004, as amended.

1.30                        “Control” means, with respect to any material, Know-How, Patent or other intellectual property right, that a Party (a) owns or (b) has a license (other than a license granted to such Party under this Agreement) to such material, Know-How, Patent or other intellectual property right and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other arrangement with any Third Party.

1.31                        “CPR” has the meaning set forth in Section 16.3.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.32                        “Development Delay” has the meaning set forth in Section 6.2.

1.33                        “Development Supply Agreement” has the meaning set forth in Section 9.1(b).

1.34                        “Disease Field” has the meaning set forth in the Vaccine Collaboration Agreement.

1.35                        “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.36                        “Effective Date” has the meaning set forth in the preamble.

1.37                        “EMA” means the European Medicines Agency or any successor entity.

1.38                        “Enforcing Party” has the meaning set forth in Section 11.6(b)(iii).

1.39                        “EU” or “European Union” means the European Union member states as then constituted.

1.40                        “Excluded Applications” has the meaning set forth in the Vaccine Collaboration Agreement.

1.41                        “Executive Officer” means, with respect to Liquidia, its Chief Executive Officer, with respect to GSK, its Senior Vice President of Platform Technology and Science, and with respect to GSK Bio, its Senior Vice President Research and Development Prophylactic Vaccines, or in each case, such Executive Officer’s designee, provided such designee is at a Vice President level or above.

1.42                        “Exercised Disease Field” has the meaning set forth in the Vaccine Collaboration Agreement.

1.43                        “Exercised Field” means the Liquidia Respiratory Field if GSK exercises the Liquidia Respiratory Option, and the Inhaled Field if GSK exercises the Inhaled Option.

1.44                        “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and applicable regulations promulgated thereunder by the FDA.

1.45                        “FDA” means the U.S. Food and Drug Administration or any successor entity.

1.46                        “First Commercial Sale” means, with respect to a Product, the first sale of such Product to a Third Party by or on behalf of GSK, its Affiliates or sublicensees in a given regulatory jurisdiction following the receipt of Regulatory Approval.

1.47                        “Free Polysaccharide” means a polysaccharide that is not conjugated to a protective protein Antigen or carrier protein before it is contained in or associated with PRINT Material.

1.48                        “FTE” means the equivalent of a full-time professional individual’s work, at 1,950 hours per year, as adjusted to account for vacation and other permitted time off, for a

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

twelve (12)-month period.  If any part-time personnel of Liquidia performs activities in furtherance of the Inhaled Collaboration under this Agreement, the full time equivalent to be attributed to such work shall reflect appropriate adjustment for such personnel’s reduced total work time relative to full time personnel.  FTE efforts shall include professional, scientific or technical work and shall not include general corporate and administrative overhead.  Liquidia shall track FTEs using its standard practice and normal systems and methodologies.

1.49                        “FTE Costs” means, for any period, (a) the percentage of time each FTE is involved in activities in furtherance of the performance of the Inhaled Collaboration in accordance with this Agreement, multiplied by (b) the number of FTEs involved in such activities for such percentage of time, multiplied by (c) an amount equal to the FTE Rate then in effect.  For example, if [***] Liquidia employees devote [***] percent ([***]%) of their time to the performance of the Inhaled Collaboration during the first year of this Agreement, then the associated FTE Costs for such employees for such period would be [***].  For the avoidance of doubt, FTE Costs shall not include the costs of personnel serving as JSC, JIRC or JPC members, or Alliance Managers, in their duties as JSC, JIRC or JPC members or Alliance Managers.

1.50                        “FTE Rate” means, as of the Effective Date, an annual rate of $[***] per FTE.  The FTE Rate may be changed by Liquidia annually, upon notice to GSK and inclusion of the modified FTE Rate in the budget for the applicable Inhaled Plan, commencing on January 1, 2014 to reflect any year-to-year percentage increase or decrease from the Effective Date as reflected in the [***], as published by the [***].

1.51                        “General Biological Effects” means biological effect(s) that are not solely applicable within the Inhaled Field or vaccines applications and that result from either (a) the shape and/or uniformity of size of particles contained within PRINT Material or (b) the particle surface characteristics, particle modulus, and/or particle charge, only if and to the extent biological effect(s) are due to the association of such characteristics with the shape and/or uniformity of size of particles contained within PRINT Material, and cannot be achieved with a technology other than PRINT.  For clarity, General Biological Effects does not include biological effects attributable to (i) components of PRINT Materials other than the particles themselves, such as excipients and polymers, or (ii) the overall formulation of the composition of particles comprising PRINT Materials.

1.52                        “Generic Product” means, with respect to a particular Product in a particular regulatory jurisdiction, any pharmaceutical product that (a) contains substantially the same composition of active ingredients and particles as contained in such Product, in the same pharmaceutical form as the Product; (b) has obtained regulatory approval in such regulatory jurisdiction on expedited or abbreviated basis in a manner that relied on or incorporated data submitted by GSK, its Affiliates or sublicensees; and (c) is sold in such regulatory jurisdiction by a Third Party that is not a sublicensee of GSK or its Affiliates and did not purchase such product in a chain of distribution that included any of GSK, its Affiliates or sublicensees.

1.53                        “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards promulgated by the EMA or other applicable Regulatory Authority, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.54                        “GMP” means the then-current good manufacturing practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Parts 210 and 211, as may be amended from time to time, or any successor thereto and foreign equivalents thereof.

1.55                        “Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.56                        “GSK Bio” means GlaxoSmithKline Biologicals S.A., a company registered in Belgium under number RPM Nivelles — BE — 0440 872 918 and having its principal place of business at 89, Rue de l’ Institut, 1330 Rixensart, Belgium.

1.57                        “GSK Bio Alliance Manager” has the meaning set forth in Section 2.3.

1.58                        “GSK Collaboration Know-How” has the meaning set forth in Section 11.3(b).

1.59                        “GSK Indemnitees” has the meaning set forth in Section 13.1.

1.60                        “GSK Know-How” means all (a) Know-How that is (i) Controlled by GSK or its Affiliates as of the Effective Date or during the Inhaled Collaboration Term which may include GSK Collaboration Know-How, and (ii) necessary or useful for Liquidia to carry out its obligations under the Inhaled Plan, and (b) PRINT Improvements.

1.61                        “GSK Materials” means any and all materials selected by GSK, its Affiliates or sublicenses to research, develop and/or commercialize using or in connection with PRINT or PRINT Material, including compounds, active pharmaceutical ingredients, drug products, devices, biological materials, Antigens, immunostimulants, reagents or the like, and any modifications or derivatives thereof, whether or not such material is proprietary to GSK, its Affiliates or sublicensees.

1.62                        “GSK Patents” means any Patent that (a) is Controlled by GSK or its Affiliates as of the Effective Date or during the Inhaled Collaboration Term and (b) would be infringed by Liquidia’s performance of its obligations under the Inhaled Plan, absent the license granted hereunder.

1.63                        “GSK Respiratory Technology” has the meaning set forth in Section 15.5(a)(i)(A).

1.64                        “GSK Technology” means GSK Know-How and GSK Patents.

1.65                        “GSK Withholding Tax Action” has the meaning set forth in Section 10.11(c).

1.66                        “ICC” has the meaning set forth in Section 16.4.

1.67                        “ICH” means International Conference on Harmonisation.

1.68                        “Indemnified Party” has the meaning set forth in Section 13.3.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.69                        “Indemnifying Party” has the meaning set forth in Section 13.3.

1.70                        “Inhaled Collaboration” has the meaning set forth in Section 3.1.

1.71                        “Inhaled Collaboration Term” has the meaning set forth in Section 3.3(a).

1.72                        “Inhaled Field” means the treatment of any human disease or condition in pulmonary tissues or cells, the brain or any other extra-pulmonary tissues, in each case via the inhaled route topically via the lung or nasal mucosa, but excludes prophylactic or therapeutic Vaccine.  For clarity, the Inhaled Field includes the Liquidia Respiratory Field.

1.73                        “Inhaled License” has the meaning set forth in Section 5.2(b).

1.74                        “Inhaled Option” has the meaning set forth in Section 4.2(a).

1.75                        “Inhaled Option Notice” has the meaning set forth in Section 4.2(b).

1.76                        “Inhaled Option Period” has the meaning set forth in Section 4.2(b).

1.77                        “Inhaled Plan” has the meaning set forth in Section 3.2.

1.78                        “Inhaled Product” means (a) any drug product that is regulated under the FD&C Act on a prescription basis (or, with respect to drug products sold in jurisdictions other than the United States, that would be regulated under the FD&C Act on a prescription basis if sold in the United States) or (b) any drug product initially made available on a prescription basis as an Inhaled Product under this Agreement but later made available on a non-prescription or over-the-counter basis, in each case of (a) and (b) that comprises or contains PRINT Material and GSK Material in its final finished form for sale for use in humans in the Inhaled Field. For clarity, Inhaled Product excludes Research Materials, Research Products and any product that is intended for animal health use, diagnostic use or consumer health use.

1.79                        “JIRC Term” has the meaning set forth in Section 2.2.

1.80                        “Joint Inhaled Collaboration Know-How” has the meaning set forth in Section 11.4(a).

1.81                        “Joint Inhaled Collaboration Patents” has the meaning set forth in Section 11.4(c).

1.82                        “Joint Inhaled Research Committee” or “JIRC” has the meaning set forth in Section 2.2.

1.83                        “Joint Patent Committee” or “JPC” has the meaning set forth in Section 2.4.

1.84                        “Joint Steering Committee” or “JSC” means the committee formed by the Parties as described in Section 2.1.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.85                        “Joint Vaccine Collaboration Know-How” has the meaning set forth in the Vaccine Collaboration Agreement.

1.86                        “Joint Vaccine Collaboration Patents” has the meaning set forth in the Vaccine Collaboration Agreement.

1.87                        “Joint Vaccines Research Committee” or “JVRC” means the research committee established under Section 2.2 of the Vaccines Collaboration Agreement.

1.88                        “JSC Term” has the meaning set forth in Section 2.1.

1.89                        “Know-How” means any and all data and test data (including pharmacological, biological, chemical, biochemical, clinical test data and data resulting from non-clinical studies), results, inventions (whether or not patentable), technology, business or financial information or information of any other type, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, and expertise.

1.90                        “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

1.91                        “Legal Requirement” has the meaning set forth in Section 14.4(c).

1.92                        “Liquidia Collaboration Know-How” has the meaning set forth in Section 11.3(a).

1.93                        “Liquidia Know-How” means all Know-How that is (a) Controlled by Liquidia or its Affiliates as of the Effective Date or at any time during the Term, whether such Know-How arises under the Collaboration Program as Liquidia Collaboration Know-How or arises outside of the Collaboration Program (for example, arising in connection with the work conducted by UNC under the UNC Research Agreement), and (b) necessary or reasonably useful for the making, having made, using, selling, offering for sale and import of the Liquidia Respiratory Product, the Research Products or the Inhaled Products, as applicable.  For clarity, Liquidia Know-How excludes Joint Inhaled Collaboration Know-How.  The use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate of Liquidia in connection with a Change of Control of Liquidia after the Effective Date.

1.94                        “Liquidia Indemnitees” has the meaning set forth in Section 13.2.

1.95                        “Liquidia Patents” means any Patent that (a) is Controlled by Liquidia or its Affiliates as of the Effective Date or at any time during the Term, and (b) would be infringed by the making, having made, using, selling, offering for sale or import of the Liquidia Respiratory Product, Research Products or the Inhaled Products, as applicable, absent the license granted hereunder to GSK upon GSK’s exercise of the Liquidia Respiratory Option or Inhaled Option, as applicable.  For clarity, Liquidia Patents exclude Joint Inhaled Collaboration Patents, but include

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Patents covering or claiming Liquidia Know-How.  The Liquidia Patents existing as of the Effective Date include those set forth in Exhibit A attached hereto.  The use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate of Liquidia in connection with a Change of Control of Liquidia after the Effective Date.

1.96                        “Liquidia Respiratory Field” means the treatment or prevention of pulmonary hypertension.

1.97                        “Liquidia Respiratory License” has the meaning set forth in Section 5.2(a).

1.98                        “Liquidia Respiratory Option” has the meaning set forth in Section 4.1(b).

1.99                        “Liquidia Respiratory Product” means the dry powder inhaled Treprostinil product known as NT-001 or a substitute non-proprietary compound directed to the treatment or prevention of pulmonary hypertension, which product is developed by Liquidia using PRINT.  For clarity, any compound substitution shall become fixed as of the date GSK exercises the Liquidia Respiratory Option.

1.100                 “Liquidia Retained Product” has the meaning set forth in the Vaccine Collaboration Agreement.

1.101                 “Liquidia Technology” means the Liquidia Know-How and Liquidia Patents.  For purposes of clarity, Liquidia Technology includes Know-How and Patents covering or claiming any and all inventions, discoveries and other subject matter conceived or reduced to practice or otherwise discovered by or on behalf of Liquidia in connection with development of the Liquidia Respiratory Product, the Excluded Applications, or any vaccine product in the Retained Disease Field, that are related to PRINT and have broad applicability to other products, but excludes Know-How and Patents covering or claiming any and all inventions, discoveries and other subject matter conceived or reduced to practice or otherwise discovered by or on behalf of Liquidia in connection with development of the Liquidia Respiratory Product, the Excluded Applications, or any vaccine product in the Retained Disease Field, that are specific solely to the Liquidia Respiratory Product, the Excluded Applications, or any vaccine product in the Retained Disease Field, as applicable, that do not have broad applicability to other products, and therefore, are not necessary for the making, having made, using, selling, offering for sale and importing of other products (including Research Products and Inhaled Products).

1.102                 “Losses” has the meaning set forth in Section 13.1.

1.103                 “Major EU Markets” means France, Germany, Italy, Spain, and the United Kingdom.

1.104                 “Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to market a Product (but excluding pricing approval) in any particular jurisdiction, including an NDA or BLA in the U.S.

1.105                 “Material Receiving Party” has the meaning set forth in Section 3.5(c)(i).

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.106                 “Materials” has the meaning set forth in Section 3.5(c)(i).

1.107                 “NDA” means a New Drug Application (as more fully described in 21 C.F.R. 314.50 et seq. or its successor regulation) and all amendments and supplements thereto.

1.108                 “Negotiation Period” has the meaning set forth in Section 4.3.

1.109                 “Net Sales” means, with respect to a Product, the sales figure publicly reported by GSK on a calendar quarterly basis as calculated using International Financial Reporting Standards (IFRS) applied in a consistent basis.  An example of the calculation method used as of the Effective Date of this Agreement is listed in Schedule 1.109; provided, that such example is provided for illustrative purposes only and may not be the same calculation method used by GSK upon First Commercial Sale of a Product.  Notwithstanding the foregoing, amounts received or invoiced by GSK, its Affiliates, or their sublicensees for the sale of such Product among GSK, its Affiliates or their respective sublicensees for resale shall not be included in the computation of Net Sales hereunder.  With respect to any sale of any Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for the purposes of calculating the Net Sales under this Agreement, such Product shall be deemed to be sold exclusively for money at the average Net Sales price charged to Third Parties for cash sales in such country during the applicable reporting period (or if there were only de minimus cash sales in such country, at the fair market value as determined by comparable markets).  Adjustments may be made to the calculation of Net Sales as required by changes in IFRS as necessary in the future, or as appropriate to reflect changes to GSK’s accounting rules (e.g. change from IFRS to UK GAAP).

If a Product is sold as part of a Combination (“Combination” means a Product formulated in combination with one or more already marketed product(s) derived independently of this Agreement) and such Product and other products contained in the Combination are sold separately, then Net Sales for purposes of determining royalties on the Product in the Combination shall be calculated by [***]; provided, that Net Sales for purpose of determining royalties on the Product in the Combination in accordance with this paragraph shall be no less than [***] percent ([***]%) of the Net Sales of the Combination.

If the Product in a Combination is not sold separately or if the average wholesale acquisition cost of the Product in the Combination is not available and the Parties are unable to agree on an alternative arrangement, then Net Sales for purposes of determining royalties on the Product in the Combination shall be determined by multiplying Net Sales of the Combination by a fraction X/Y, wherein X is [***], and [***]; provided, that Net Sales for purpose of determining royalties on the Product in the Combination in accordance with this paragraph shall be no less than [***]percent ([***]%) of the Net Sales of the Combination.  For illustrative purposes with respect to this paragraph, if GSK sells a Combination comprising (a) [***]and (b) [***], the Net Sales of the Combination shall be multiplied by [***], provided that the Net Sales attributable to the Product in the Combination shall be no less than [***] percent ([***]%) of the Net Sales of the Combination.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.110                 “New Therapeutic Product” means any Inhaled Product or Research Product that is not a Rescue Therapeutic Product.

1.111                 “Non-Governmental Organization” means any non-profit entity or voluntary citizens’ group which is organized on a local, national or international level, for example see www.ngo.org, including BMGF.

1.112                 “Party” or “Parties” has the meaning set forth in the preamble.

1.113                 “Patents” means (a) pending patent applications, issued patents, utility models and designs; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (c) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof.

1.114                 “Phase I Clinical Trial” means a Clinical Trial of a product in human subjects with the endpoint of determining initial tolerance, safety, immunogenicity or pharmacokinetic information in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens, which is prospectively designed to generate sufficient data (if successful) to commence a Phase II Clinical Study of such product, as further defined in 21 C.F.R. 312.21(a), as amended from time to time, or the corresponding foreign regulations.

1.115                 “Phase II Clinical Trial” means a Clinical Trial of a product in human patients or subjects to determine immunogenicity, initial efficacy (if applicable) and dose range and/or regimen finding before commencing a Phase III Clinical Trial, as further defined in 21 C.F.R. 312.21(b), as amended from time to time, or the corresponding foreign regulations.

1.116                 “Phase III Clinical Trial” means a pivotal Clinical Trial (whether or not denominated a “Phase III”) of a product in human patients or subjects with a defined dose or a set of defined doses designed to ascertain efficacy and safety of such product for the purpose of enabling the preparation and submission of MAA to the competent Regulatory Authorities, as further defined in 21 C.F.R. 312.21(c), as amended from time to time, or the corresponding foreign regulations.

1.117                 “PRINT” means Liquidia’s proprietary micro or nano-fabrication process for producing particles and particles on a film of a predetermined size, shape and composition (generally known as PRINT® (Particle Replication In Nonwetting Template)), including all processes, systems and materials (including using molds but excluding making molds) for producing such particles and all Liquidia proprietary substances used in making any such particles.  For the avoidance of doubt, PRINT does not include the particles or the particle formulations or PRINT Material generated using PRINT, or the PRINT Tooling.

1.118                 “PRINT DMF” has the meaning set forth in Section 7.1.

1.119                 “PRINT Improvements” means (a) any improvements or modifications to General Biological Effects; and/or (b) any Know-How to the extent related to PRINT or PRINT

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Tooling made or generated using PRINT or PRINT Tooling in connection with the manufacturing of Research Materials, Liquidia Respiratory Product, Research Products or Inhaled Products, in each case of (a) and (b) made by GSK, its Affiliates or sublicensees (for clarity, including Third Party manufacturer) under this Agreement but outside the Inhaled Plan, as well as any Patents claiming or covering any of the foregoing, in all cases, Controlled by GSK, its Affiliates, sublicensees or Third Party manufacturers.

1.120                 “PRINT Material” means a particle or a group of particles that is developed, manufactured or otherwise produced using PRINT and PRINT Tooling or otherwise developed, manufactured or produced using any Liquidia Technology whether such particle or group of particles is developed, manufactured or produced by Liquidia or GSK, or their Affiliates or sublicensees.  For clarity, “particle(s)” may refer to the composition of the particles, including excipients that prevent degradation or provide stabilization to the particle(s), but specifically excludes and is not meant to encompass, any Research Products, Products or Research Materials.

1.121                 “PRINT Tooling” means the Liquidia proprietary information, trade secrets, materials and substrates for fabricating the patterned drums (including the patterned drums themselves) and molds (excluding the molds themselves) that enable PRINT.  For the avoidance of doubt, PRINT Tooling does not include the particles or any particle formulation, PRINT Material or PRINT.

1.122                 “Product” means either an Inhaled Product(s) or the Liquidia Respiratory Product, as the context requires.

1.123                 “Product Information” has the meaning set forth in Section 12.2(j).

1.124                 “Product Infringement” has the meaning set forth in Section 11.6(a).

1.125                 “Product Marks” has the meaning set forth in Section 11.9.

1.126                 “Public Statement” has the meaning set forth in Section 14.4(c).

1.127                 “Purpose” has the meaning set forth in Section 3.5(c)(i).

1.128                 “Regulatory Approval” means all approvals (including MAA approval and supplements and amendments thereto and any required pricing approval), licenses, registrations or authorizations of any Governmental Authority necessary for the development or commercialization of the Liquidia Respiratory Product, a Research Product or Inhaled Product, including clinical testing, manufacture, distribution, use or sale of such Liquidia Respiratory Product, Research Product or Inhaled Product in a given regulatory jurisdiction.

1.129                 “Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or jurisdiction.

1.130                 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Governmental Authority with respect to a Product in a

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

country or jurisdiction, other than a Patent right, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Hatch-Waxman Act or the Biologics Price Competition and Innovation Act of 2009, or in the EU under Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions.

1.131                 “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, MAAs, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority in connection with the development or commercialization of a Research Product or Product in a particular country or jurisdiction.

1.132                 “Remedial Action” has the meaning set forth in Section 7.5.

1.133                 “Rescue Therapeutic Product” means any Inhaled Product or Research Product that contains GSK Material for which GSK had previously terminated development activities due to material safety, efficacy or formulation issues and for which development activities were reinitiated following the application of Liquidia Technology and/or Collaboration Know-How if PRINT or PRINT Materials are solely capable of solving such material safety, efficacy or formulation issues.  Evidence of GSK’s decision to terminate development as described above with respect to clinical stage assets will be as set forth in the minutes of the applicable GSK governance committee responsible for making the decision, and with respect to pre-clinical assets will be as set forth in GSK’s iPLAN system.

1.134                 “Research Materials” means any product that comprises or contains PRINT Material and GSK Material for use in the Inhaled Plan.

1.135                 “Research Product” means any (a) product that is or is planned to be regulated under the FD&C Act on a prescription basis (or, with respect to drug products sold in jurisdictions other than the United States, that would be regulated under the FD&C Act on a prescription basis if sold in the United States) or (b) any drug product initially made available on a prescription basis as an Inhaled Product under this Agreement but later made available on a non-prescription or over-the-counter basis, in either case, that comprises or contains PRINT Material and GSK Material for use in Clinical Trials and other development activities in the Inhaled Field under this Agreement. For clarity, Research Product excludes Research Materials, Inhaled Products and any product that is intended for animal health use, diagnostic use or consumer health use.

1.136                 “Respiratory Option Notice” has the meaning set forth in Section 4.1(c).

1.137                 “Retained Field” has the meaning set forth in Section 5.9.

1.138                 “Retained Disease Field” has the meaning set forth in the Vaccine Collaboration Agreement.

1.139                 “Reversion Royalty” has the meaning set forth in Section 15.5(a)(i)(B).

1.140                 “ROFN Notice” has the meaning set forth in Section 4.3.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.141                 “Royalty Purchaser” has the meaning set forth in Section 17.5(c).

1.142                 “Royalty Term” has the meaning set forth in Section 10.5(b).

1.143                 “Term” has the meaning set forth in Section 15.1.

1.144                 “Territory” means the whole world.

1.145                 “Third Party” means any entity other than Liquidia or GSK or their respective Affiliates.

1.146                 “Third Party Agreements” means the agreements listed on Exhibit B.

1.147                 “Transfer Record” has the meaning set forth in Section 3.5(c)(i).

1.148                 “Transferring Party” has the meaning set forth in Section 3.5(c)(i).

1.149                 “UNC License Agreement” means the Amended and Restated License Agreement between Liquidia and The University of North Carolina at Chapel Hill (“UNC”), dated December 15, 2008, as amended.

1.150                 “UNC Material Transfer Agreement” means the Material Transfer Agreement between Liquidia and UNC, dated August 16, 2007, as amended.

1.151                 “UNC Research Agreement” means the Supported Research Agreement between Liquidia and UNC, dated September 1, 2005, as amended.

1.152                 “University Inventions” has the meaning set forth in Section 8(a) of the UNC Research Agreement.

1.153                 “U.S.” means the United States of America, including all possessions and territories thereof.

1.154                 “Vaccine” means a biological product containing an Antigen(s) that induces an Antigen-specific immune response intended to prevent or treat the target disease or condition after administration to a human through any route of delivery, including intramuscular, intradermal, sublingual, intranasal or oral delivery, but excluding delivery to the lung.

1.155                 “Vaccine Collaboration” has the meaning set forth in the Vaccine Collaboration and Option Agreement, dated June 15, 2012, between Liquidia and GSK Bio (the “Vaccine Collaboration Agreement”).

1.156                 “Vaccine Collaboration Term” has the meaning set forth in the Vaccine Collaboration Agreement.

1.157                 “Vaccine Option” has the meaning set forth in the Vaccine Collaboration Agreement.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.158                 “Vaccine Option Period” has the meaning set forth in the Vaccine Collaboration Agreement.

1.159                 “Vaccine Plan” has the meaning set forth in the Vaccine Collaboration Agreement.

1.160                 “Valid Claim” means a claim of any issued and unexpired Patent included within Liquidia Patents, Joint Inhaled Collaboration Patents or Joint Vaccine Collaboration Patents, which claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.161                 Interpretation.  In this Agreement, unless otherwise specified:

(a)                                 “includes” and “including” shall mean respectively includes without limitation and including without limitation;

(b)                                 words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c)                                  words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

(d)                                 the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits and attachments.

ARTICLE 2
GOVERNANCE

2.1                               Joint Steering Committee.  Within fifteen (15) days after the Effective Date, the Parties shall, together with GSK Bio (collectively referred to as the “Committee Parties”), establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to oversee the Collaboration Program.  Each Committee Party agrees to keep the JSC informed of its progress and activities under the Collaboration Program as described in this Section 2.1 and Section 2.1 of the Vaccine Collaboration Agreement.  The JSC shall cease to meet and its role under this Agreement shall end upon the later to occur of either the expiration of the Inhaled Collaboration Term or the Vaccine Collaboration Term (the “JSC Term”).

(a)                                 Membership.  The JSC shall consist of two (2) representatives of each of GSK and GSK Bio, and four (4) representatives of Liquidia, in each case that have sufficient seniority to make decisions arising within the scope of the JSC’s responsibilities.  Each Committee Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Committee Parties in accordance with Section 17.3.   Each Committee Party may, subject to the other Committee Parties’ prior approval, invite non-member

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

representatives of such Committee Party to attend meetings of the JSC as non-voting participants, subject to the confidentiality obligations of Article 14.  The Committee Parties shall designate a chairperson (each, a “Chairperson”) to oversee the operation of the JSC, each such Chairperson to serve a twelve (12) month term.  The right to name the Chairperson shall alternate between the Committee Parties with GSK Bio designating the first such Chairperson. Chairpersons shall have no additional powers or rights beyond those held by other JSC members.

(b)                                 Meetings.  The first scheduled meeting of the JSC shall be held no later than forty-five (45) days after the Effective Date.  Thereafter, prior to the expiration of the JSC Term, the JSC shall meet at least once each calendar quarter, and more or less frequently as the Committee Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Committee Parties shall agree.  Any Committee Party may also call a special meeting of the JSC by at least ten (10) Business Days prior written notice to the other Committee Parties in the event such Committee Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting, and such Committee Party shall provide the other Committee Parties with materials reasonably adequate to enable an informed decision on such matter.  Meetings of the JSC that are held in person shall alternate between the offices of the Committee Parties, or such other location as the Committee Parties may agree.  The members of the JSC also may meet or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Prior to any JSC meeting, the Chairperson shall prepare and circulate an agenda for such meeting; provided, however, that any Committee Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting.  Meetings of the JSC shall be effective only if at least two (2) representatives of each Committee Party are present or participating in such meeting.   Each Committee Party will bear all expenses it incurs in regard to participating in all meetings of the JSC, including all travel and living expenses.

(c)                                  Minutes.  On an alternating basis among the Committee Parties, during the same 12 month term as each Chairperson, an Alliance Manager from a Committee Party other than the Committee Party of the Chairperson shall be responsible for preparing and circulating minutes of each meeting of the JSC, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JSC and a list of any issues to be resolved by the Executive Officers pursuant to Section 2.1(e)(i).  Such minutes shall be effective only after approved by all Committee Parties in writing.  With the sole exception of specific items of the meeting minutes to which the members cannot agree and that are escalated to the Executive Officers as provided in Section 2.1(e)(i), definitive minutes of all JSC meetings shall be finalized no later than thirty (30) days after the meeting to which the minutes pertain.

(d)                                 Responsibilities.  The JSC shall serve as a forum to share Know-How and learnings from each of the Inhaled Collaboration and Vaccines Collaboration. Specifically, the JSC shall:

(i)                                    provide oversight over the Collaboration Program and facilitate communication and discussion between the Committee Parties with respect to the Collaboration Program;

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)                                ensure that each of the JVRC and JIRC be kept informed of data and Know-How generated under each of the Inhaled Plan and Vaccines Plan, respectively, that may have broad applicability or usefulness to both the Vaccines Plan and Inhaled Plan;

(iii)                            review and approve amendments to the Inhaled Plan and Vaccines Plan and all associated budgets;

(iv)                             discuss and resolve any disputes relating to the Collaboration Program, including any disputed matter referred from the JVRC or JIRC;

(v)                                 from time to time but no more often than quarterly during the JSC Term, in consultation with the JIRC, JVRC and JPC, discuss research that has been conducted by UNC and Consultant under the UNC Research Agreement, the UNC Material Transfer Agreement and the Consulting Agreement in the Liquidia Respiratory Field, the Inhaled Field or Co-Delivery Vaccine Field, as well as outside the Liquidia Respiratory Field, the Inhaled Field or Co-Delivery Vaccine Field that is expected to relate to General Biological Effects, and review results, University Inventions and other inventions generated by all such research.  Notwithstanding the foregoing, discussion of research shall occur more often than quarterly as required for GSK to review such research reasonably prior to publication thereof;

(vi)                             from time to time but no more often than quarterly during the JSC Term, in consultation with the JIRC, JVRC and JPC, review and approve any research to be conducted by Third Parties under agreements between Third Parties and UNC (which agreements may or may not include Liquidia as a party) using PRINT or PRINT Materials supplied by Liquidia in the Liquidia Respiratory Field, the Inhaled Field or Co-Delivery Vaccine Field, including the intellectual property provisions of such agreements, in accordance with Section 5.7;

(vii)                         from time to time but no more often than quarterly during the JSC Term, in consultation with the JIRC, JVRC and JPC, discuss research that has been conducted by Third Parties under agreements between Third Parties and UNC (which agreements may or may not include Liquidia as a party) using PRINT or PRINT Materials supplied by Liquidia outside the Liquidia Respiratory Field, the Inhaled Field or Co-Delivery Vaccine Field that is expected to relate to General Biological Effects, and review results and inventions generated by all such research, to the extent Liquidia becomes aware of such research results. Notwithstanding the foregoing, discussion of research shall occur more often than quarterly as required for GSK to review such research reasonably prior to publication thereof;

(viii)                     review and discuss manufacturing and supply requirements and obligations related to PRINT Materials, Research Materials and Research Products. Such discussion shall include matters related to any anticipated delay in manufacturing and supply of PRINT Materials and Research Materials, and the impact of such delay on the conduct of the Inhaled Plan or Vaccine Plan.  The Parties shall also discuss whether such delay shall be addressed by an extension of the Inhaled Collaboration Term or Vaccine Collaboration Term or a manufacturing technology transfer as described in Section 5.2(c)(i); provided, that the technology transfer described in Section 5.2(c)(i) shall occur only if the Parties agree that such

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

transfer would be more likely to decrease the delay of conducting the Inhaled Plan or Vaccine Plan than allowing Liquidia to cure such delay in supply;

(ix)                             track expenses against agreed budgets as set forth in the Vaccine Plan and Inhaled Plan; and

(x)                                 perform such other functions as agreed by the Parties in writing.

(e)                                  Decision Making; Governance Principles.

(i)                                    All decisions of the JSC shall be made by unanimous vote, with Liquidia’s representatives collectively having one (1) vote and representatives of both GSK and GSK Bio collectively having one (1) vote.  The JSC shall strive to seek consensus in its actions and decision making process.  If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the representatives on the JSC cannot reach a unanimous decision on such matter within thirty (30) calendar days after such matter was raised to the JSC for resolution, then such disagreement shall be referred to the Executive Officers for resolution.  If the Executive Officers cannot resolve such matter within thirty (30) calendar days after such matter has been referred to them, then (A) Liquidia’s Executive Officer shall have the right to decide all matters relating to PRINT Tooling and the operational aspects of PRINT under this Agreement and the Development Supply Agreement; provided, that Liquidia’s Executive Officer shall not have the right to decide matters related to GSK’s choice of composition, size, and/or shape of the PRINT Material, quality issues of the PRINT Material, Research Materials or Research Products, or the quality or timing of delivery of such PRINT Material, Research Materials or Research Products (including a decrease in Liquidia’s supply obligations), or matters related to the required manufacturing and scale-up deliverables set forth in the Inhaled Plan or Vaccines Plan, and (B) GSK’s Executive Officer and/or GSK Bio’s Executive Officer, as applicable to the matter under dispute, shall have the right to decide all other matters, in each case consistent with the terms of this Agreement and in good faith.  Notwithstanding the foregoing, (1) unless otherwise agreed by the Parties, disputes relating to non-disclosure, non-use and maintenance of Confidential Information and determinations of material breach or interpretation of this Agreement shall not be subject to GSK and/or GSK Bio final decision-making authority and may be escalated to the dispute resolution process set forth in Article 16 and (2) disputes involving intellectual property issues within the purview of the JPC shall be resolved as provided in Section 2.4.

(ii)                                Each Party shall at all times exercise its final decision-making authority using reasonable scientific and business judgment, in compliance with applicable Laws, and in accordance with its obligations to use Commercially Reasonable Efforts.  To the extent that GSK or GSK Bio, as the case may be, in exercising its final decision-making authority in accordance with the foregoing principles, determines that amendments are required to be made to the Inhaled Plan and/or Vaccine Plan, and such amendments would materially increase the scope of activities to be performed by Liquidia, then the Parties shall discuss such additional activities in good faith, and Liquidia will use Commercially Reasonable Efforts to accommodate such additional activities.  If additional material financial or other resources are required to fulfil the increased scope of activities requested by GSK or GSK Bio, including funding for additional scale up or capital expenditures for Liquidia’s manufacturing facilities,

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

then the Parties shall discuss the terms of sharing such additional financial resources, including the ability to credit GSK’s additional scale up or capital expenditure costs against future manufacturing costs.  If the Parties cannot agree on sharing of costs, then Liquidia shall not be obligated to perform the increased scope of activities requested by GSK or GSK Bio and GSK or GSK Bio shall not be obligated to provide additional funding for such increased scope of activities.  For the avoidance of doubt, nothing herein is intended to prevent the JSC or GSK or GSK Bio (to the extent GSK or GSK Bio has final decision-making authority hereunder), as applicable, from (A) making non-material amendments to the Inhaled Plan or Vaccines Plan that do not impose on Liquidia additional material obligations, including financial obligations, or (B) making material amendments that are not related to the supply of PRINT Material, do not require a technology transfer of PRINT or PRINT Tooling to GSK or a Third Party manufacturer, and for which GSK or GSK Bio assumes responsibility and cost.

2.2                               Joint Inhaled Research Committee.  Within fifteen (15) days after the Effective Date, the Parties shall establish a joint research committee (the “Joint Inhaled Research Committee” or “JIRC”) to oversee the day-to-day implementation and operational aspects of the Inhaled Collaboration.  Each Party agrees to keep the JIRC informed of its progress and activities under the Inhaled Collaboration.  The JIRC shall cease to meet and its role under this Agreement shall end upon the expiration of the Inhaled Collaboration Term (the “JIRC Term”).

(a)                                 Membership.  The JIRC shall consist of three (3) Liquidia personnel and three (3) GSK therapeutic area experts or platform technology experts of sufficient seniority to make decisions arising within the scope of the JIRC’s responsibilities.  Each Party may replace any or all of its representatives on the JIRC at any time upon written notice to the other Party in accordance with Section 17.3.   Each Party may, subject to the other Party’s prior approval, invite non-member representatives of such Party to attend meetings of the JIRC as non-voting participants, subject to the confidentiality obligations of Article 14.

(b)                                 Meetings.  The first scheduled meeting of the JIRC shall be held no later than forty-five (45) days after the Effective Date.  Thereafter, prior to the expiration of the JIRC Term, the JIRC shall meet at least once per calendar month, and more or less frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties shall agree.  Either Party may also call a special meeting of the JIRC by at least ten (10) Business Days prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting, and such Party shall provide the other Party with materials reasonably adequate to enable an informed decision on such matter.  Meetings of the JIRC that are held in person shall alternate between the offices of the Parties, or such other location as the Parties may agree.  The members of the JIRC also may meet or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Meetings of the JIRC shall be effective only if at least two (2) representatives of each Party are present or participating in such meeting.   Each Party will bear all expenses it incurs in regard to participating in all meetings of the JIRC, including all travel and living expenses.

(c)                                  Minutes.  The JIRC members shall designate a secretary at each meeting (which may be the Alliance Manager if the Alliance Manager attends such meeting) who shall be

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

responsible for keeping minutes that record all decisions and all actions recommended or taken in reasonable detail.  Such minutes shall be effective only after approved by the Parties in writing.  With the sole exception of specific items of the meeting minutes to which the members cannot agree and that are escalated to the JSC as provided in Section 2.2(e), definitive minutes of all JIRC meetings shall be finalized no later than fifteen (15) days after the meeting to which the minutes pertain.

(d)                                 Responsibilities.  The JIRC shall:

(i)                                    oversee the implementation of the Inhaled Plan in accordance with the applicable budget;

(ii)                                review and discuss Know-How generated by the Parties in the course of performing the Inhaled Plan, and report all Know-How, data and results to the JSC on a quarterly basis (or more frequently as requested by the JSC);

(iii)                            consult with the JSC and JPC on the matters set forth in Sections 2.1(d)(v), (vi) and (vii); and

(iv)                             prepare proposed amendments to the Inhaled Plan and budget and submit such amendments to the JSC for review and approval.

(e)                                  Decision Making.  All decisions of the JIRC shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote.  The JIRC shall strive to seek consensus in its actions and decision making process.  If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JIRC, the representatives on the JIRC cannot reach a unanimous decision on such matter within ten (10) calendar days after such matter was raised for resolution by the JIRC, then either Party may, by written notice to the other, have such issue submitted to the JSC for resolution in accordance with Section 2.1.

2.3                               Alliance Managers. Within fifteen (15) days after the Effective Date, each Party shall appoint and notify the other Party of the identity of a representative having the appropriate qualifications, including a general understanding of pharmaceutical research and development issues, to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers shall serve as the primary contact points between the Parties and be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties.  Each Party may replace its Alliance Manager at any time upon written notice to the other Party. The Alliance Managers shall attend each meeting of the JSC as non-voting members.  In addition to the foregoing, the Parties acknowledge that GSK Bio shall appoint an alliance manager under the Vaccine Collaboration Agreement (the “GSK Bio Alliance Manager”); provided, that the Alliance Manager appointed by GSK hereunder shall serve as the primary point of contact for Liquidia’s Alliance Manager across both this Agreement and the Vaccine Collaboration Agreement; and provided, further that the GSK Bio Alliance Manager shall attend each meeting of the JSC as a non-voting member, which attendance may be in person, or via teleconference or videoconference as appropriate and shall be responsible for facilitating any in person meetings of the JSC at the GSK Bio facilities.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4                               Joint Patent Committee.  Within fifteen (15) days after the Effective Date, the Committee Parties shall establish a joint patent committee (the “Joint Patent Committee” or “JPC”).  Each Committee Party shall designate one representative to serve on the JPC.  The JPC shall be responsible for discussing material Patent issues and to allow the Committee Parties to provide input to each other regarding the strategy for prosecution, maintenance, enforcement and defense of Joint Inhaled Collaboration Know-How, Joint Inhaled Collaboration Patents, Joint Vaccine Collaboration Know-How and Joint Vaccine Collaboration Patents and Liquidia Technology, including with respect to Liquidia Patents licensed to Liquidia under the UNC License Agreement as further described in Section 11.7.  The JPC shall be responsible for working together to achieve a robust Patent portfolio taking into consideration the Liquidia Patents, Joint Inhaled Collaboration Patents and Joint Vaccine Collaboration Patents.  In addition, the JPC shall be responsible for consulting with the JIRC, JVRC and JSC on the matters set forth in Sections 2.1(d)(v), (vi) and (vii), and determining whether any Joint Inhaled Collaboration Know-How or Joint Vaccine Collaboration Know-How is independently related to General Biological Effects and has broad applicability to therapeutic uses outside of any vaccines applications and/or the Inhaled Field.  Decisions of the JPC shall be made by consensus.  In the event of an unresolved dispute at the JPC, after escalation to senior patent counsels of the Committee Parties, Liquidia shall have final decision-making authority over issues related to the prosecution of Liquidia Technology, and GSK and GSK Bio collectively would have final decision-making authority over all issues related to the prosecution of the Joint Inhaled Collaboration Patents and Joint Vaccine Collaboration Patents; provided that no Committee Party shall have the right to make the final decision with respect to determining whether any Joint Inhaled Collaboration Know-How or Joint Vaccine Collaboration Know-How is independently related to General Biological Effects and has broad applicability to therapeutic uses outside of any vaccines applications and the Inhaled Field (such dispute shall be resolved pursuant to Article 16).

2.5                               Advisory Council.  Upon expiration of the JSC Term and exercise by GSK of the Inhaled Option, the Committee Parties shall establish an advisory council (the “Advisory Council”) whose primary function shall be to continue to meet as reasonably required by GSK, but not more frequently than quarterly or as otherwise agreed by the Parties, to discuss issues related to the ongoing development of Research Products by GSK and GSK Bio (in the event the Vaccines Option has been exercised in accordance with the terms of the Vaccine Collaboration Agreement), as well as manufacture of PRINT Materials and Research Products under the Development Supply Agreement by Liquidia, if applicable.  For the avoidance of doubt, the Advisory Council is intended to facilitate an ongoing exchange of scientific information and data between the Parties for the benefit of and to inform future plans for, GSK’s and GSK Bio’s development of Research Products under this Agreement and the Vaccine Collaboration Agreement, and is not intended to serve as a decision-making committee.  Further, the Development Supply Agreement shall provide for additional committees as necessary or appropriate to ensure Liquidia’s cooperation with GSK with respect to any applicable assessments conducted by GSK of Liquidia or its subcontractors’ manufacturing facilities and GSK’s control over the applicable supply chains for the Research Products.

2.6                               Limitation on Committee Power.  Each of the JSC, JIRC and JPC shall only have the powers expressly assigned to it in this Article 2, in Article 2 of the Vaccine

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Collaboration Agreement and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of under this Agreement; or (c) determine any such issue in a manner that would conflict with the terms and conditions of this Agreement.

ARTICLE 3

INHALED COLLABORATION PROGRAM

3.1                               General.  Subject to the terms and conditions of this Agreement, the Parties desire to establish an exclusive collaboration that is focused on defined studies designed to explore the potential application of PRINT and GSK Materials selected by GSK in its sole discretion, in the Inhaled Field (the “Inhaled Collaboration”).

3.2                               Inhaled Plan.  The Parties shall conduct the Inhaled Collaboration pursuant to a work plan (the “Inhaled Plan”), that sets forth specific activities to be pursued by each Party, including reasonably detailed timelines and budgets associated with such activities.  Under the Inhaled Plan, Liquidia would be primarily responsible for generating PRINT Materials, generating Research Materials using PRINT Materials and GSK Materials, and scaling up its manufacturing capabilities, and GSK would be primarily responsible for in vitro and in vivo evaluation of the PRINT Materials and Research Materials in assays and preclinical models.  As of the Effective Date, the Parties have agreed upon the initial Inhaled Plan and associated budget which is attached to this Agreement as Exhibit C.  From time to time (at least on an annual basis), the JIRC shall update and prepare amendments to the then-current Inhaled Plan and associated budget and shall submit such amendments and budget to the JSC for review and approval.  Once approved by the JSC, such revised Inhaled Plan and budget shall replace the prior applicable Inhaled Plan and budget.  If the terms of an Inhaled Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern and control.

3.3                               Inhaled Collaboration Term.

(a)                                 Subject to the extensions provided in Sections 3.3(b) and (c), the term of the Inhaled Collaboration (the “Inhaled Collaboration Term”) shall commence on the Effective Date and expire on the third (3rd) anniversary thereof.

(b)                                 If delivery of PRINT Materials or Research Materials for the conduct of the Inhaled Plan as specified in the initial Inhaled Plan attached as Exhibit C does not occur within the first six (6) months after the Effective Date, and provided that Liquidia timely receives the necessary GSK Materials from GSK to make the Research Materials, then the Inhaled Collaboration Term shall be extended by the amount of time delivery is delayed past such six (6) month period.

(c)                                  Subject to Section 3.3(b), the Inhaled Collaboration Term shall be automatically extended if (i) a delay in manufacturing and supply of PRINT Materials and Research Materials by Liquidia would have an adverse impact on the conduct of the Inhaled Collaboration, and (ii) the Parties mutually agree at the JSC that such delay is not likely to be remedied more quickly by a manufacturing technology transfer to a Third Party as described in

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.2(c)(i). If the foregoing conditions are met, then the Inhaled Collaboration Term shall be extended by the amount of time delivery of PRINT Materials and Research Materials is delayed.  For the avoidance of doubt, such delay shall not cause GSK to incur any additional FTE Costs or any other Collaboration Costs.

3.4                               Collaboration Costs.  GSK shall be responsible for Liquidia’s FTE Costs, non-standard costs for lab supplies and manufacturing costs of PRINT Materials and Research Materials incurred solely in connection with the conduct of the Inhaled Plan (and not for activities outside of the conduct of the Inhaled Plan or in furtherance of Liquidia’s collaborations with Third Parties) in accordance with the applicable budget (the “Collaboration Costs”).  For clarity, manufacturing costs included in the Collaboration Costs shall not exceed [***] Dollars ($[***]) per single shift day for standard costs and shall not include any costs associated with capital expenditures for Liquidia’s manufacturing facilities unless otherwise agreed by the Parties in accordance with Section 2.1(e)(ii).  Notwithstanding anything to the contrary in this Agreement (including the Inhaled Plan and any revisions thereto), GSK shall fund no less than [***] Liquidia FTEs, but no more than [***] Liquidia FTEs to work on the Inhaled Collaboration per year.  If the activities to be conducted under the Inhaled Plan require additional FTE support, then the JSC shall meet to discuss how to staff such additional activities, which may include contribution of GSK FTEs, at GSK’s cost, to perform activities assigned to Liquidia.  GSK shall reimburse Liquidia for the Collaboration Costs as set forth in Section 10.2.  For the avoidance of doubt, GSK shall be responsible for all costs and expenses incurred by GSK to conduct the Inhaled Collaboration.

3.5                               Conduct of Collaboration.

(a)                                 Compliance with Laws; Animal Welfare.  Each Party shall use Commercially Reasonable Efforts to carry out the activities assigned to it under the Inhaled Plan, and shall conduct such activities in good scientific manner and in compliance in all material respects with the principles set forth in the attached Schedule 3.5 (to the extent such principles are applicable to the activities being conducted by that Party) and in compliance with all applicable Laws, including applicable national and international guidelines such as ICH and GLP.  In addition to the foregoing, each Party shall at all times comply and shall ensure compliance by any of its subcontractors with the most current best practices for pharmaceutical companies for the proper care, handling and use of animals in pharmaceutical research and development activities, and with the “3R Principles” (reducing the number of animals used, replacing animals with non-animal methods whenever possible and refining the research techniques used), subject to the other Party’s reasonable right of inspection, and will promptly and in good faith undertake reasonable corrective steps and measures to remedy the situation to the extent that any significant deficiencies are identified as a result of such inspection.

(b)                                 Data Integrity.                 Each of the Parties acknowledges the importance of ensuring that the activities conducted under the Inhaled Plan are undertaken in accordance with the following good data management practices, and shall use Commercially Reasonable Efforts to ensure the following:

(i)                                    data are being generated using sound scientific techniques and processes;

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)                                data are being accurately and reasonably contemporaneously recorded in accordance with good scientific practices by personnel conducting research or development hereunder;

(iii)                            data are being analyzed appropriately without bias in accordance with good scientific practices; and

(iv)                             data and results are being stored securely and can be easily retrieved.

(c)                                  Material Transfer.

(i)                                    Other than as may be set forth in the Development Supply Agreement (as defined in Section 9.1), in order to facilitate activities of the Parties under the Inhaled Plan, either Party (referred to in this Section 3.5(c) as the “Transferring Party”) may provide to the other Party (referred to in this Section 3.5(c) as the “Material Receiving Party”) certain materials, PRINT Materials, GSK Materials, Research Materials or Research Products Controlled by the Transferring Party (such materials provided hereunder are referred to, collectively, as “Materials”) for use by the Material Receiving Party in furtherance of its rights and the conduct of its obligations under the Inhaled Plan and, in the event GSK exercises either or both of the Liquidia Respiratory Option or Inhaled Option, in furtherance of its rights under the Liquidia Respiratory License or Inhaled License, as applicable (the “Purpose”).  All transfers of such Materials by the Transferring Party to the Material Receiving Party shall be documented in writing (the “Transfer Record”) that sets forth the type and name of the Material transferred, the amount of the Material transferred, the date of the transfer of such Material and the Purpose.

(ii)                                Except as otherwise provided under this Agreement, all such Materials delivered by the Transferring Party to the Material Receiving Party shall remain the sole property of the Transferring Party, shall only be used by the Material Receiving Party in furtherance of the Purpose, and shall be returned to the Transferring Party upon the termination of this Agreement or upon the discontinuation of the use of such Materials (whichever occurs first).  The Material Receiving Party shall not cause the Materials to be used by or delivered to or for the benefit of any Third Party without the prior written consent of the Transferring Party.

(iii)                            At the time the Transferring Party provides Materials to the Material Receiving Party as provided herein and to the extent not separately licensed under this Agreement, the Transferring Party hereby grants to the other Party a non-exclusive license under the Patents and Know-How Controlled by it to use such Materials solely for the Purpose.

(iv)                             The Parties agree that the exchanged Materials:  (A) shall be used in compliance with applicable Laws; (B) shall not be used in animals intended to be kept as domestic pets; (C) shall not be transferred to a Third Party except if this is provided for and is done in accordance with this Agreement; and (D) shall not be reverse engineered or chemically analyzed, except if this is provided for in the applicable Inhaled Plan.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v)                                 THE MATERIALS SUPPLIED BY THE TRANSFERRING PARTY UNDER THIS SECTION 3.5(c) ARE SUPPLIED “AS IS” AND NOT FOR USE IN HUMANS EXCEPT AS EXPRESSLY AGREED BY THE PARTIES IN WRITING, AND THE TRANSFERRING PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIALS DOES NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.

(vi)                             The Material Receiving Party assumes all liability for damages that may arise from its use, storage or disposal of the Materials.  The Transferring Party shall not be liable to the Material Receiving Party for any loss, claim or demand made by the Material Receiving Party, or made against the Material Receiving Party by any Third Party, due to or arising from the use of the Materials, except to the extent such loss, claim or demand is caused by the gross negligence or willful misconduct of the Transferring Party.

3.6                               Records and Reports.  Until expiration of the JIRC Term, each Party shall provide written progress reports on the status of its activities under the Inhaled Plan, including detailed reports of data and Know-How arising from such activities, at least five (5) Business Days in advance of each JIRC meeting.

3.7                               Subcontractors.  Each Party shall have the right to engage subcontractors for the purpose of conducting activities assigned to it under the Inhaled Plan, provided that (a) the subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information, that are substantially the same as those undertaken by the Parties pursuant to Article 14 hereof, and (b) the subcontractor agrees in writing to assign or otherwise grant exclusive, sublicensable rights to all intellectual property developed in the course of performing any such work under the Inhaled Plan to the Party retaining such subcontractor.  Each Party shall remain responsible for any obligations under the Inhaled Plan that have been delegated or subcontracted to any subcontractor, and shall be responsible for the performance of its subcontractors.

3.8                               Regulatory Matters.  During the Inhaled Collaboration Term, GSK shall prepare, own and maintain all Regulatory Materials filed with Regulatory Authorities in the Territory in connection with the activities to be undertaken pursuant to the Inhaled Plan.  As reasonably requested by GSK from time to time during the Inhaled Collaboration Term, Liquidia shall, at Liquidia’s expense, promptly provide assistance to GSK with its filings and other interactions with Regulatory Authorities.

ARTICLE 4

OPTION RIGHTS; RIGHT OF FIRST NEGOTIATION

4.1                               Liquidia Respiratory Option.

(a)                                 During the Term, Liquidia has the right to develop the Liquidia Respiratory Product, and GSK shall have the right, but not the obligation, to contribute to the development of the Liquidia Respiratory Product as may be agreed by the Parties.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)                                 Subject to the terms and conditions of this Agreement, Liquidia hereby grants to GSK an exclusive option, exercisable at GSK’s sole discretion, to obtain the Liquidia Respiratory License described in Section 5.2(a) (the “Liquidia Respiratory Option”).

(c)                                  At such time as (i) Liquidia has compiled a data package for the Liquidia Respiratory Product sufficient to present to prospective licensees, or (ii) at GSK’s written request, Liquidia shall present to GSK via the JSC such data package referred to in (i) above, or if (ii) is applicable, then Liquidia shall present to GSK a data package for the Liquidia Respiratory Product that contains all relevant material information and data reasonably requested by GSK at such time (for clarity, Liquidia shall not be required to provide GSK with PRINT Tooling).  Thereafter, GSK may exercise the Liquidia Respiratory Option by providing written notice to Liquidia at any time before or upon the expiration of the Inhaled Collaboration Term (the “Respiratory Option Notice”).

(d)                                 If the Respiratory Option Notice is not provided by GSK before or upon the expiration of the Inhaled Collaboration Term, then: (i) the Liquidia Respiratory Option shall expire, and (ii) Liquidia shall have the right, in its discretion, to continue the development and commercialization of the Liquidia Respiratory Product, either on its own or in collaboration with a Third Party, with no further obligations to GSK.

4.2                               Inhaled Option.

(a)                                 Subject to the terms and conditions of this Agreement, Liquidia hereby grants to GSK an exclusive option, exercisable at GSK’s sole discretion, to obtain the Inhaled License described in Section 5.2(b) (the “Inhaled Option”).

(b)                                 GSK may exercise the Inhaled Option by providing written notice to Liquidia (the “Inhaled Option Notice”) at any time before or upon the date that is six (6) months after the expiration of the Inhaled Collaboration Term and receipt by GSK of all the final data and results generated by or on behalf of Liquidia under the Inhaled Collaboration (the “Inhaled Option Period”).

(c)                                  If the Inhaled Option Notice is not received by Liquidia before or upon the expiration of the Inhaled Option Period, then:  (i) the Inhaled Option shall expire, (ii) each Party shall have the right to practice and/or license the Joint Inhaled Collaboration Know-How as joint owner, without any requirement of gaining the consent of, or accounting to, the other Party, (iii) each Party shall provide the other Party with copies of all Joint Inhaled Collaboration Know-How generated in the course of performing the Inhaled Plan not already in the receiving Party’s possession.

(d)                                 Notwithstanding anything to the contrary herein, if GSK exercises the Inhaled Option, then each Party shall thereafter have the right to practice and/or license its interests in the Joint Inhaled Collaboration Know-How outside the Inhaled Field (but not in the Exercised Disease Fields, if the Vaccine Option has been exercised under the terms of the Vaccine Collaboration Agreement) as joint owner, without any requirement of gaining the consent of, or accounting to, the other Party.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.3                               Right of First Negotiation.  If during the Inhaled Option Period and/or Vaccines Option Period, Liquidia desires to grant a non-exclusive license to its interest in the Joint Inhaled Collaboration Know-How or Joint Vaccines Collaboration Know-How as described in Section 11.4(b)(iii), then it shall first notify GSK and GSK Bio of such desire in writing, describing in reasonable detail the scope of the license it is interested in granting to a Third Party from whom Liquidia has received a term sheet or letter of intent (the “ROFN Notice”) and GSK and/or GSK Bio thereafter shall have the exclusive right of first negotiation to obtain an exclusive, worldwide, sublicensable license to Liquidia’s interest in the Joint Inhaled Collaboration Know-How or Joint Vaccines Collaboration Know-How, as applicable, and any other intellectual property rights (which may include Liquidia Technology) then controlled by Liquidia that are necessary or reasonably useful for the making, having made, use, sale, offering for sale or importation of products in the applicable field (i.e. a field outside vaccines applications and/or the Inhaled Field).  GSK or GSK Bio shall have thirty (30) days from the receipt of the ROFN Notice to inform Liquidia in writing of its election to negotiate the terms of such exclusive license, and another thirty (30) days to submit to Liquidia an initial proposal for the terms of such exclusive license.  If GSK or GSK Bio delivers such notice during the first thirty (30) day period and submits the initial proposal within the second thirty (30) day period, Liquidia shall negotiate exclusively in good faith with GSK or GSK Bio, for a period not to exceed six (6) months from GSK’s or GSK Bio’s receipt of the ROFN Notice (the “Negotiation Period”), the terms under which Liquidia will grant such exclusive license to GSK or GSK Bio.  If GSK or GSK Bio and Liquidia fail to reach a binding written agreement for the exclusive license by the end of the Negotiation Period, then Liquidia shall be free to negotiate with any Third Party for a non-exclusive license within the same applicable field that was the subject of negotiations with GSK or GSK Bio, and to grant such non-exclusive license to any Third Party; provided, that if Liquidia grants such non-exclusive license to a Third Party within nine (9) months after the expiration of Negotiation Period, then the terms of such Third Party license shall be no less favorable to Liquidia than the terms last proposed by GSK or GSK Bio to Liquidia.  Notwithstanding anything to the contrary, the licenses that Liquidia may grant to a Third Party in a particular proposed field include Joint Inhaled Collaboration Know-How or Joint Vaccines Collaboration Know-How, as the case may be, that arises during the Inhaled Collaboration Term or Vaccine Collaboration Term, as the case may be, including after the date of the ROFN Notice, and all such Joint Inhaled Collaboration Know-How or Joint Vaccines Collaboration Know-How (including any Joint Inhaled Collaboration Know-How or Joint Vaccines Collaboration Know-How that arises after the expiration of Negotiation Period) shall be thereafter excluded from and not subject to this Section 4.3 as to the particular field proposed to GSK.  Further, each time Liquidia desires to grant a non-exclusive license to the Joint Inhaled Collaboration Know-How or Joint Vaccines Collaboration Know-How in a different field than previously proposed to GSK in the right of first negotiation described in this Section 4.3, either to the same Third Party or a different Third Party, then such additional license in a different field shall first be offered to GSK or GSK Bio on the terms set forth above.  Subject to Section 4.4 below, Liquidia shall be free to grant non-exclusive licenses to its interest in the Joint Inhaled Collaboration Know-How or Joint Vaccine Collaboration Know-How outside the field of prescription pharmaceutical drugs, products sold on an over-the-counter basis after switching from a prescription basis, or biological products (including biosimilar products) at any time, and the right of first negotiation described in this Section 4.3 shall only apply in the field of prescription pharmaceutical products, pharmaceutical products sold on an over-the-counter basis after switching from a prescription

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

basis, or vaccine or biological products (including biosimilar products).  For purposes of this Section 4.3, “biological products” means any products that cause a biological effect in humans, including, for example, vaccines, monoclonal antibodies and cytokines.

4.4                               Consumer Health and Diagnostics.  During the Inhaled Option Period and/or Vaccines Option Period, Liquidia shall have the right to grant a non-exclusive license to its interests in the Joint Inhaled Collaboration Know-How or Joint Vaccines Collaboration Know-How as described in Section 11.4(b)(iii) for use in the consumer healthcare field or diagnostic field; provided, that it shall first notify GSK and GSK Bio of such desire in writing, describing in reasonable detail the scope of the license it is interested in granting to a Third Party.

ARTICLE 5

LICENSES

5.1                               Collaboration License Under Liquidia Technology.  Subject to the terms and conditions of this Agreement, Liquidia hereby grants to GSK a non-exclusive, worldwide, sublicensable license, under the Liquidia Technology for the sole purpose of carrying out GSK’s obligations and research rights under the Inhaled Plan, which license shall become effective on the Effective Date and shall expire upon the earlier of the expiration of the Inhaled Collaboration Term (as may be extended under Section 3.3) or GSK’s exercise of the Inhaled Option.  The license grant in this Section 5.1 will include the right to have made Research Materials as further described in Section 5.2(c)(i).

5.2                               Development and Commercial Licenses.

(a)                                 Liquidia Respiratory License.  Upon GSK’s exercise of the Liquidia Respiratory Option pursuant to Section 4.1(c) and subject to the terms and conditions of this Agreement, Liquidia shall be deemed to have granted and hereby grants to GSK an exclusive, worldwide, royalty bearing license, with the right to grant sublicenses solely as provided in Section 5.4, under the Liquidia Technology and Liquidia’s interest in and to Joint Inhaled Collaboration Patents and Joint Inhaled Collaboration Know-How and Liquidia’s interest in and to Joint Vaccine Collaboration Know-How and Joint Vaccine Collaboration Patents to make, have made, use, sell, offer for sale and import the Liquidia Respiratory Product in the Liquidia Respiratory Field in the Territory (the “Liquidia Respiratory License”).

(b)                                 Inhaled License.  Upon GSK’s exercise of the Inhaled Option pursuant to Section 4.2(b) and subject to the terms and conditions of this Agreement, Liquidia shall be deemed to have granted and hereby grants to GSK an exclusive, worldwide, royalty bearing license, with the right to grant sublicenses solely as provided in Section 5.4, under the Liquidia Technology, Liquidia’s interest in and to Joint Inhaled Collaboration Patents and Joint Inhaled Collaboration Know-How and Liquidia’s interest in and to Joint Vaccine Collaboration Know-How and Joint Vaccine Collaboration Patents to make, have made, use, sell, offer for sale and import Research Products and Inhaled Products (which, for clarity, excludes the Liquidia Respiratory Product) in the Inhaled Field in the Territory (the “Inhaled License”).

(c)                                  Additional License Terms.  Notwithstanding anything to the contrary herein, the use of the terms “have made” and “make” in the license granted to GSK under

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.1, as well as the Liquidia Respiratory License in Section 5.2(a) and the Inhaled License in Section 5.2(b), shall be subject to the additional terms and restrictions set forth below.

(i)                                    GSK’s license under Section 5.1 to “have made” Research Materials shall be limited to the right to engage a Third Party reasonably acceptable to Liquidia to make Research Materials using PRINT molds supplied by Liquidia (including the right to manufacture PRINT Material) if Liquidia cannot fulfill its obligation to supply Research Materials under Section 9.1(a); provided, that such Third Party shall not have the right to use or access PRINT Tooling unless Liquidia also fails to supply PRINT molds as described above, in which case, Liquidia also shall provide PRINT Tooling to such Third Party.  In addition, the foregoing right to “have made” shall apply only when the Parties reasonably agree, based on discussion at the JSC as described in Section 2.1(d)(viii), that engagement of a Third Party as described above is more likely to decrease the delay of conducting the Inhaled Plan due to lack of supply of PRINT Materials and Research Materials than allowing Liquidia to cure such inability to supply.

(ii)                                GSK’s right to “make” and “have made” Liquidia Respiratory Product, Research Products and Inhaled Products as set forth in Sections 5.2(a) and (b) shall be limited as follows:

(A)                               after exercise of the Liquidia Respiratory Option or Inhaled Option, as applicable, GSK shall have the right to make, and to engage a Third Party reasonably acceptable to Liquidia to make, the Liquidia Respiratory Product or Research Products, as applicable, using PRINT molds supplied by Liquidia (including the right to manufacture PRINT Material), if Liquidia cannot or does not supply PRINT Materials or Research Products in accordance with an agreed Development Supply Agreement, as required for GSK to develop the Liquidia Respiratory Product or Research Products; provided that GSK and such Third Party shall not have access to or the right to use PRINT Tooling under this Section 5.2(c)(ii)(A), subject to Section 5.2(c)(ii)(B);

(B)                               after exercise of the Liquidia Respiratory Option or Inhaled Option, as applicable, GSK shall have the right to make, and to engage a Third Party reasonably acceptable to Liquidia to make, the Liquidia Respiratory Product or Research Products, as applicable, using PRINT and PRINT Tooling if either (1) the conditions of Section 5.2(c)(ii)(A) are met and Liquidia does not or cannot supply PRINT molds as set forth in Section 5.2(c)(ii)(A), or (2) the Parties cannot agree to the terms of a Development Supply Agreement; and

(C)                               after exercise of the Liquidia Respiratory Option or Inhaled Option, as applicable, and either (1) failure of Liquidia to fulfill its obligations under the Commercial Supply Agreement described in Section 9.2, including manufacture in accordance with GMP and GSK’s quality standards, (2) the Parties’ inability to agree on commercially reasonable terms of a Commercial Supply Agreement, or (3) GSK’s assessment, in its sole discretion, that Liquidia shall not be GSK’s supplier (in which case no Commercial Supply Agreement will be entered into between GSK and Liquidia), then, in each case, GSK shall have the right to make, and to engage a Third Party to make the Liquidia Respiratory Product, Research Products or Inhaled Products, as applicable, using PRINT and PRINT Tooling

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(including the right to manufacture PRINT Material) for development of Research Products that require commercial grade supply or for development and commercialization of Inhaled Products.

5.3                               Liquidia Retained Rights.  Notwithstanding the licenses granted to GSK in Sections 5.1 and 5.2 above, and to GSK Bio in Sections 5.1 and 5.2 of the Vaccine Collaboration Agreement, Liquidia retains the following: (a) the right to practice the Liquidia Technology to exercise its rights or to fulfill its obligations under this Agreement and the Vaccine Collaboration Agreement; and (b) the exclusive right to practice and license the Liquidia Technology outside the scope of the rights granted to GSK in this Agreement and GSK Bio in the Vaccine Collaboration Agreement.

5.4                               Sublicense Rights.

(a)                                 GSK shall have the right to grant sublicenses of the licenses granted in Section 5.2 to its Affiliates (for so long as such entity remains an Affiliate) or Third Parties.  GSK shall remain responsible for all of its sublicensees’ activities and any and all failures by its sublicensees to comply with the applicable terms of this Agreement.

(b)                                 GSK shall promptly notify Liquidia of any material sublicense to a Third Party and provide Liquidia with a true and complete copy of such sublicense agreement; provided, that GSK shall be permitted to redact all financial information from such sublicense agreement and each such sublicense agreement will be considered the Confidential Information of GSK.  Each such sublicense agreement shall be consistent with the terms and conditions of this Agreement and shall include the following terms and conditions:

(i)                                    the sublicensee shall be bound by and subject to all applicable terms and conditions of this Agreement in the same manner and to the same extent as GSK is bound thereby; and

(ii)                                GSK and Liquidia shall have the same rights, ownership and/or licenses to all Know-How generated by such sublicensee to the same extent as if such Know-How was generated by GSK.

5.5                               Licenses Under GSK Technology.  Subject to the terms and conditions of this Agreement, GSK hereby grants to Liquidia (a) a non-exclusive, worldwide license, under GSK Technology for the sole purpose of carrying out Liquidia’s obligations under the Inhaled Plan, which license shall become effective on the Effective Date and shall expire upon the expiration of the Inhaled Collaboration Term; and (b) a non-exclusive, worldwide license, with the right to grant sublicenses through multiple tiers, under the PRINT Improvements for uses outside the Exercised Fields.  In the event that Liquidia or its Affiliates or sublicensees sells any product that utilizes PRINT Improvements licensed to Liquidia, then GSK shall be entitled to receive a royalty of [***] percent ([***]%) of net sales of such products sold by or on behalf of Liquidia, and [***] percent ([***]%) of any payments (including royalties, fees and milestones) received by Liquidia from its sublicensees on the sale of any such product, on a country-by-country basis, commencing upon the First Commercial Sale of such product in any country and expiring upon the date that is ten (10) years after the First Commercial Sale of the product in such country.  Thereafter, the license granted by GSK under Section 5.5(b) shall continue and become

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

perpetual, royalty free and fully paid.  In addition, if it is necessary for Liquidia to obtain a license from a Third Party in order to practice the PRINT Improvements in order to sell such product, then the payment due to GSK shall be reduced by an amount equal to [***] percent ([***]%) of the license payments paid by Liquidia to such Third Party pursuant to such license on account of such sale; and provided further that, in no event shall the amount due to GSK be reduced to less than [***] percent ([***]%) of the payment otherwise due to GSK on such sale in any particular calendar quarter, and Liquidia shall have the right to carry forward to subsequent calendar quarters any Third Party payment deductions that Liquidia is unable to deduct.

5.6                               No Implied Licenses.  Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any option, license or other right to any intellectual property right of such Party.  Neither Party shall, nor permit any of its Affiliates or sublicensees to, practice any intellectual property rights licensed to it by the other Party outside the scope of the licenses granted to it under this Agreement.

5.7                               UNC and Third Party Agreements.

(a)                                 GSK acknowledges and agrees that it has received an unredacted copy of the UNC License, UNC Research Agreement and UNC Material Transfer Agreement, as well as a partially redacted copy of the Consulting Agreement.  GSK further acknowledges that Liquidia has the right to extend the term of the UNC Research Agreement to enable UNC to conduct further research under the applicable Research Program (as defined in the UNC Research Agreement), subject to the conditions set forth in this Agreement.  Any and all research to be conducted by UNC or by the Consultant under the Research Program, under the UNC Material Transfer Agreement or under the Consulting Agreement that would otherwise be within the Inhaled Field or Co-Delivery Vaccine Field shall be discussed at the JSC as provided in Section 2.1 (for so long as the JSC is in existence, and thereafter the Parties shall discuss between them or at the Advisory Council as reasonably required), and Liquidia shall acquire an exclusive license to any and all University Inventions, inventions made under the UNC Material Transfer Agreement and inventions made under the Consulting Agreement, that are necessary or useful in the Inhaled Field or Co-Delivery Vaccine Field (including inventions that fall outside the Inhaled Field or Co-Delivery Vaccine Field but are related to General Biological Effects).  Liquidia shall not authorize or enable any Third Party (other than UNC) to conduct research using PRINT or PRINT Materials in the Inhaled Field or Co-Delivery Vaccine Field, and shall ensure that UNC and the Consultant do not enable a Third Party (other than UNC) to conduct research using PRINT or PRINT Materials in the Inhaled Field or Co-Delivery Vaccine Field, in either case, without the prior written consent of GSK.  If UNC or Consultant desires to enter into an agreement with a Third Party relating to PRINT or PRINT Materials outside the Inhaled Field or Co-Delivery Vaccine Field, then, unless GSK and Liquidia mutually determine otherwise, Liquidia shall obtain a non-exclusive, sublicensable, royalty free license to any inventions made by such Third Party under such agreement prior to Liquidia giving consent for UNC or Consultant to enter into such Third Party agreement.  Upon GSK’s request, Liquidia shall use Commercially Reasonable Efforts to acquire an exclusive license to inventions arising from research conducted by Third Parties outside the Inhaled Field and Co-Delivery Vaccine Field, if such inventions are related to General Biological Effects.  Any University Inventions or Third Party inventions or inventions covered by the Consulting Agreement or UNC Material Transfer

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement for which Liquidia obtains ownership or Control as described in this Section 5.7 (including control through a non-exclusive sublicenseable license), and that are Liquidia Know-How or are encompassed within Liquidia Patents shall be, and are, automatically included in the Inhaled License or Liquidia Respiratory License to the extent the Inhaled Option or Liquidia Respiratory Option, respectively, has been exercised by GSK, without further action by the Parties or payment by GSK.  GSK hereby acknowledges and agrees that GSK’s rights to some such inventions arising from UNC Third Party research activities may be limited to non-exclusive rights.

5.8                               Liquidia Technology Transfer.  Promptly following the exercise of the Liquidia Respiratory Option and/or Inhaled Option, as the case may be, and no later than ninety (90) days following such exercise, to the extent not previously transferred and delivered to GSK, Liquidia shall transfer and deliver to GSK, Liquidia Technology and Joint Inhaled Collaboration Know-How and Joint Vaccine Collaboration Know-How in its Control, to enable GSK to practice under the Liquidia Respiratory License and/or Inhaled License as contemplated under this Agreement; provided, that transfer, if any, of PRINT, PRINT Tooling and Know-How covering the manufacture by or on behalf of GSK of PRINT Material, Research Materials, Research Products, Inhaled Products and the Liquidia Respiratory Product pursuant to Article 9 and Section 5.2 shall be governed by Section 9.3 and not by this Section 5.8.  After the transfer described above, Liquidia shall use Commercially Reasonable Efforts to cooperate with GSK to provide GSK with any additional Liquidia Technology, to the extent not previously transferred and delivered to GSK, to which Liquidia obtains Control as it may be developed, identified or exist and that is included within the scope of the Liquidia Respiratory License or Inhaled License, as the case may be.  Costs of technology transfers under this Section 5.8 shall be borne by Liquidia.

5.9                               Data Exchange in Absence of Option Exercise.  In the event that GSK exercises one of, but not both, the Inhaled Option or the Liquidia Respiratory Option under this Agreement, then GSK shall promptly provide Liquidia with copies of Joint Inhaled Collaboration Know-How that is not already in its possession and Liquidia shall have the right to use and reference all such Joint Inhaled Collaboration Know-How in the Retained Field.  “Retained Field” means the Liquidia Respiratory Field if the Liquidia Respiratory Option is not exercised by GSK or the Inhaled Field if the Inhaled Option is not exercised by GSK.

ARTICLE 6

PRODUCT DEVELOPMENT

6.1                               General.  After the exercise of the Liquidia Respiratory Option or the Inhaled Option, as applicable, GSK shall be solely responsible for the continued development of the Liquidia Respiratory Product or Research Products in the applicable Exercised Field, at GSK’s cost and expense, subject to the supply by Liquidia of GSK’s requirements for PRINT Materials, Liquidia Respiratory Product and/or Research Products as set forth in Section 9.1(b).

6.2                               Diligence.  After the exercise of the Inhaled Option or Liquidia Respiratory Option, as applicable, GSK shall use Commercially Reasonable Efforts to develop and seek Regulatory Approval in the Territory, for the Liquidia Respiratory Product and Research Products in the applicable Exercised Field(s).  Without limiting the foregoing, if GSK exercises the Inhaled Option and fails to initiate any Clinical Trial on at least [***] Research Product in

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Inhaled Field within six (6) years after the Effective Date (such event, a “Development Delay”), GSK shall provide Liquidia with a written explanation of the Development Delay for the applicable Research Products.  If the Development Delay was not caused solely or primarily for valid scientific reasons (which would include issues with respect to safety and efficacy as well as delays due to feedback from Regulatory Authorities, whether related to the PRINT Material used in the Research Product or the GSK Material contained in the Research Product), then Liquidia shall have the right, but not the obligation, to convert the Inhaled License to a non-exclusive license upon written notice to GSK; provided, that conversion of the Inhaled License to non-exclusive shall be Liquidia’s sole and exclusive remedy in the event of a Development Delay and Liquidia shall not have the right to terminate this Agreement in accordance with Section 15.3; and provided, further that if the Development Delay is caused by the failure of Liquidia or its contract manufacturer to provide GSK with its required supply of PRINT Materials or Research Products then Liquidia shall not have the right to convert the Inhaled License to non-exclusive.  In addition, and notwithstanding anything to the contrary, GSK’s obligation to use Commercially Reasonable Efforts is agreed by the Parties to be dependent upon GSK’s timely receipt of GSK’s requirements of viable PRINT Materials or Research Products that meet all applicable specifications agreed to by the Parties and/or Liquidia’s third party contract manufacturer.  Any failure to timely deliver PRINT Materials or Research Products to GSK as described above by Liquidia or a third party contract manufacturer, and any subsequent delays or modifications to GSK’s development plans with respect to any Research Product resulting from such failure to supply shall not be deemed to be GSK’s failure to use Commercially Reasonable Efforts under this Section 6.2.

6.3                               Development Records and Reports.  GSK shall maintain complete, current and accurate records of all development activities conducted by it hereunder, and all data and other Know-How resulting from such activities in accordance with the principles set forth in Section 3.5(b) and 3.6.  Upon expiration of the JSC Term, at Liquidia’s request, which request shall not be made more frequently than annually until such earlier time as GSK either files the first NDA for a particular Research Product or ceases development of a particular Research Product, GSK shall provide Liquidia with written reports summarizing the material activities of GSK with respect to the development of such Research Product in the Territory, to enable Liquidia to determine GSK’s compliance with its diligence obligations hereunder; provided, that GSK shall not be required to provide any confidential or proprietary information regarding any GSK Material, whether owned by GSK or licensed to GSK by a Third Party.  If Liquidia has any questions with respect to the information set forth in any report provided by GSK under this Section 6.3, then Liquidia shall direct such questions to GSK’s Alliance Manager and GSK shall make reasonably available to Liquidia appropriate technical or scientific personnel who are knowledgeable about the development activities conducted by GSK with respect to the Research Products that are the subject of the report, to respond to such questions in a timely manner, via teleconference, in person or such other mode of communication as the Parties may mutually agree, subject always to the proviso set forth in the preceding sentence.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 7

REGULATORY MATTERS

7.1                               Regulatory Responsibilities.

(a)                                 GSK Responsibilities.  After the exercise of the Liquidia Respiratory Option or the Inhaled Option, GSK shall be solely responsible, at its expense, for preparing, filing and maintaining Regulatory Materials for the Research Products and Products.  GSK shall own all Regulatory Materials for the Research Products and Products.

(b)                                 Liquidia Responsibilities.  Notwithstanding the foregoing, (i) to the extent applicable in the event that Liquidia is responsible for the manufacture and supply of the PRINT Materials and the same PRINT Material is used in more than one Research Product or Products, Liquidia shall be responsible, at its cost, for the preparation, filing and maintenance of the Drug Master File(s) related to PRINT and PRINT Materials (the “PRINT DMF”), and GSK shall be permitted to review and cross-reference the PRINT DMF in its Regulatory Materials and filings for Research Products and Products, and (ii) in the event that filing of a PRINT DMF is not applicable, Liquidia shall make available to GSK all required chemistry, manufacturing and controls (“CMC”) data, at Liquidia’s cost, related to PRINT and PRINT Materials required for filing with the applicable Regulatory Authorities in connection with the Research Products and Products, and GSK shall use such CMC data solely for such purpose in accordance with the terms and conditions of this Agreement including the scope of the license grant.  At Liquidia’s reasonable request, GSK shall provide Liquidia, at GSK’s cost, with all required assistance with respect to the preparation, filing and maintenance of the PRINT DMF that GSK intends to cross-reference.  Liquidia shall keep GSK informed of any changes to the PRINT DMF (or CMC data in the event that PRINT DMF is not applicable) to enable GSK to update its Regulatory Materials and filings related to Research Products and Products in a timely manner.  To the extent either Party receives communications and/or responses from any Regulatory Authority with respect to the PRINT DMF or CMC data, such Party shall inform and consult with the other Party with respect to such communications and responses, and to the extent permitted by applicable Laws, the other Party shall be permitted to attend as an announced but silent observer, any meetings between such Party and Regulatory Authorities that are related to the PRINT DMF or CMC data as they relate to Research Product or Products.

7.2                               Regulatory Matters.  GSK shall keep Liquidia reasonably informed of all material regulatory developments relating to the safety of the PRINT Materials used in the Research Products or Products, shall promptly notify Liquidia each time the PRINT DMF is cross-referenced by GSK in its Regulatory Filings, and shall provide Liquidia with copies of the portion of such Regulatory Filing that is related to the safety of the PRINT Materials or the PRINT DMF.  In addition, GSK shall promptly notify Liquidia of the filing of MAAs and receipt of Regulatory Approvals in the United States, any Major EU Market and Japan.  Each Party shall provide the other Party with reasonable advance notice of all material meetings and planned discussions scheduled with the FDA or EMA concerning a Research Product or Product that are expected to relate to the safety of the PRINT Materials or PRINT DMF, and each Party shall provide the other Party with all reasonable assistance, at the other Party’s request and at the providing Party’s cost, with respect to the other Party’s preparation for such meeting or discussion within a reasonable timeframe any technical information related to PRINT or the PRINT Material used in the applicable Research Product or Product that would be necessary or useful to such meeting or discussion. Each Party shall consider in good faith any input from the other Party in preparing for such meetings or discussions.  To the extent permitted by applicable Laws, the other Party shall have the right to attend as an announced but silent observer any such

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

meetings or discussions solely to the extent relevant to the safety of PRINT Materials or PRINT DMF.  If the other Party does not attend such meetings or discussions, such Party shall provide the other Party with written summaries of such meetings or discussions with respect to the safety of PRINT Materials or PRINT DMF as soon as practicable after the conclusion thereof.

7.3                               Notification of Threatened Action.  Except as provided in Section 7.4, GSK or Liquidia, as the case may be, shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from any Third Party, including a Regulatory Authority, which may materially affect the development, commercialization or regulatory status of any Research Product or Product, or which may materially affect PRINT, PRINT Tooling or the PRINT Material.  Upon receipt of such information, the Parties shall consult with each other in an effort to coordinate, to the extent reasonably necessary on appropriate action.

7.4                               Adverse Event Reporting.  If GSK exercises the Inhaled Option or Liquidia Respiratory Option, then GSK and Liquidia shall enter into a written pharmacovigilance agreement prior to GSK commencing the first Phase I Clinical Trial with the Liquidia Respiratory Product or the first Research Product, as the case may be, setting forth mutually acceptable guidelines and procedures for the receipt, investigation, recordation, and communication of adverse events and safety data that relate to the PRINT Material.  Such guidelines and procedures shall be in accordance with, and enable the Parties to fulfill, each Party’s reporting obligations under applicable Laws.  Each Party shall comply with its respective obligations under such pharmacovigilance agreement and shall cause its Affiliates and permitted sublicensees to comply with such obligations.  GSK shall be responsible for creating and maintaining a global safety database for each Research Product and Product in the applicable Exercised Field, at GSK’s expense.  GSK shall be responsible for reporting quality complaints, adverse events and safety data related to each Research Product or Product to applicable Regulatory Authorities, as well as responding to safety issues and to all requests of Regulatory Authorities relating to the Research Products and Products; provided that Liquidia shall cooperate as required by GSK to the extent the foregoing are related to PRINT or the PRINT Materials and will supply GSK with all information requested by GSK to allow GSK to fulfill its reporting obligations hereunder.  GSK will provide Liquidia with reasonable access to such safety database and promptly report any adverse events related to the PRINT Materials reasonably in advance of any reporting to the applicable Regulatory Authority where practical.

7.5                               Remedial Actions.  GSK shall have the right to decide whether any recall, corrective action or other regulatory action with respect to any Product taken by virtue of applicable Laws (a “Remedial Action”) with respect to Products should be commenced, with advance notice, if reasonably practicable, to Liquidia; provided, that GSK shall have the right to make the final decision, in GSK’s sole discretion, regarding whether or not any Product shall be recalled.  GSK shall bear the costs of any Remedial Action except for any Remedial Action that is initiated due to a defect arising solely from Liquidia’s (or a Third Party’s on behalf of Liquidia) failure to manufacture, test, package, store, label, release or deliver any PRINT Materials or Products in compliance with the applicable specifications, quality agreement, GMP and/or applicable Laws, in which case Liquidia shall (a) bear all reasonable costs of the administration of such Remedial Action, and (b) reimburse GSK for (i) the price paid by GSK to

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Liquidia for the PRINT Materials contained in such recalled Product, (ii) the actual costs for shipping (including freight and insurance), applicable transit charges, insurance premiums, duties, or taxes paid in connection with such recalled Product, and (iii) all direct manufacturing costs (labor and material charges at cost with no mark-up) incurred by GSK to re-manufacture any recalled Product.

ARTICLE 8

COMMERCIALIZATION

8.1                               Responsibility; Diligence.  After the exercise of the Liquidia Respiratory Option or the Inhaled Option, GSK will be solely responsible for, and use Commercially Reasonable Efforts to, commercialize the Liquidia Respiratory Product and each Inhaled Product in the applicable Exercised Field in countries in which Regulatory Approval is obtained.  Such commercialization may include the following activities, conducted by or on behalf of GSK, in GSK’s sole discretion; provided, nothing in this Agreement obligates GSK to conduct any of the following specific commercialization activities with respect to the Liquidia Respiratory Product or any Inhaled Product:  (a) developing and executing a commercial launch strategy and plan for the Liquidia Respiratory Product and each such Inhaled Product; (b) negotiating with applicable Governmental Authorities regarding the price and reimbursement status of the Liquidia Respiratory Product and Inhaled Product; (c) marketing and promotion; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; and (f) providing customer support, including handling medical queries, and performing other related functions.  GSK shall keep Liquidia reasonably informed on the commercialization of the Liquidia Respiratory Product and each Inhaled Product, including annual written reports summarizing significant commercialization activities for the Liquidia Respiratory Product and each Inhaled Product.

ARTICLE 9

MANUFACTURE AND SUPPLY

9.1                               Research and Development Supply.

(a)                                 Research Materials.  Liquidia will be responsible for, and shall use Commercially Reasonable Efforts to, manufacture and supply all of the PRINT Materials and Research Materials reasonably required by GSK and Liquidia to carry out the Inhaled Plan as described therein; provided, that the costs and expenses in connection therewith shall be included in Collaboration Costs, subject to the limitations set forth in Section 3.4.  Liquidia shall not be required to provide GSK with GMP supply of PRINT Materials and Research Materials during the Inhaled Collaboration Term prior to GSK’s exercise of the Inhaled Option unless otherwise agreed by the Parties.  If the JSC determines, due to an inability of Liquidia to timely manufacture and supply PRINT Materials and Research Materials reasonably required by GSK and Liquidia to carry out the Inhaled Plan (including GMP compliant PRINT Materials and Research Materials, if agreed by the Parties), that there shall be a manufacturing technology transfer as described in Sections 2.1(d)(viii) and 5.2(c)(i) and not an extension of the Inhaled Collaboration Term as described in Section 3.3(c), then GSK shall select a Third Party manufacturer that is reasonably acceptable to Liquidia to manufacture and supply GSK’s requirements of PRINT Materials and Research Materials for the Inhaled Plan and Liquidia shall

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

initiate a technology transfer of PRINT (but not the PRINT Tooling) to such Third Party and continue to provide PRINT molds to such Third Party to enable such Third Party to make Research Materials; provided, that if Liquidia fails to supply PRINT molds, then Liquidia also shall provide PRINT Tooling to such Third Party.  For clarity, the technology transfer described in Sections 9.1(a), 5.2(c)(i) and 9.3 shall not apply if Liquidia’s lack of timely manufacture and supply of PRINT Materials and Research Materials as described above is due primarily to technical or scientific infeasibility, for example, with respect to creating the PRINT Materials or Research Materials contemplated under the Inhaled Plan.  Alternatively, the technology transfer described in this Section 9.1(a) may apply, after discussion at the JSC, if Liquidia’s lack of timely manufacture and supply of PRINT Materials and Research Materials is due primarily to, for example, Liquidia’s failure to fulfill its manufacture and supply obligations with respect to PRINT Materials or Research Materials that are technically or scientifically feasible in amounts contemplated under the Inhaled Plan, or an operational failure of PRINT that the JSC determines can be remedied faster by consummating a manufacturing technology transfer to a Third Party.

(b)                                 Research Products. Liquidia will be responsible for manufacture and supply in accordance with GMP and GSK’s quality standards all of the PRINT Materials, Liquidia Respiratory Product and/or Research Products (as applicable) reasonably required by GSK, its Affiliates and sublicensees for use in the development of the Research Products after the exercise of the Inhaled Option or Liquidia Respiratory Option and before the commencement of the first pivotal Clinical Trial for which Regulatory Authorities require commercial grade supply of the Liquidia Respiratory Product or Research Product, subject to and in accordance with the commercially reasonable terms and conditions of a clinical development and supply agreement to be mutually agreed and negotiated by the Parties (the “Development Supply Agreement”).  The Parties will use reasonable efforts to negotiate the commercially reasonable terms of the Development Supply Agreement promptly after the exercise of the Inhaled Option and/or Liquidia Respiratory Option, as the case may be, which shall include provisions consistent with GSK’s rights set forth in Section 5.2(c)(ii) in the event that Liquidia cannot or does not supply in accordance with the terms of such Development Supply Agreement; provided, that if the Parties cannot agree to the terms of a Development Supply Agreement then GSK’s right to make and have made PRINT Materials, Liquidia Respiratory Product and/or Research Products as set forth in Sections 5.2(a), 5.2(b) and 5.2(c)(ii) shall apply.

9.2                               Commercial Supply.  GSK shall have the right to conduct a new contractor assessment of Liquidia to determine, in its sole discretion, that Liquidia is acceptable to GSK for the purposes of supplying PRINT Materials, Liquidia Respiratory Product, Research Products and Inhaled Products (but only if Inhaled Products are the same as Research Products and do not require further formulation or other work in order to be considered appropriate for commercial supply and development requiring commercial grade supply) for clinical trials requiring commercial grade supply and, if applicable, for further formulation work by GSK or a Third Party as Inhaled Products for commercialization on a worldwide basis.  Such assessment of Liquidia’s manufacturing capabilities will be conducted at the appropriate time to allow for technology transfer, if required, prior to manufacture of pivotal clinical trial material.

(a)                                 If GSK determines in its sole discretion, based on GSK standard assessment criteria for contract manufacturing organizations, that Liquidia is acceptable to GSK

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for the supply of PRINT Materials, Liquidia Respiratory Product, Research Products and/or Inhaled Products, as applicable, for the purposes described above in this Section 9.2, then subject to Section 9.2(b), Liquidia will be responsible for manufacture and supply in accordance with GMP and GSK’s quality standards all of the PRINT Materials, Research Products, Liquidia Respiratory Product and/or Inhaled Products (as applicable) required by GSK, its Affiliates and sublicensees, subject to and in accordance with the commercially reasonable terms and conditions of a commercial supply agreement to be mutually agreed and negotiated by the Parties (the “Commercial Supply Agreement”).  Consistent with GSK’s rights as set forth in Section 5.2, such Commercial Supply Agreement shall provide that if Liquidia is unable to supply PRINT Materials, Liquidia Respiratory Product, Research Products or Inhaled Products as required by GSK, its Affiliates and sublicensees under the terms of the Commercial Supply Agreement, then upon GSK’s request, Liquidia shall commence a technology transfer to GSK or GSK’s Third Party manufacturer of PRINT, PRINT Tooling and any other information and technology reasonably necessary for GSK or GSK’s Third Party manufacturer to manufacture and supply such requirements of the PRINT Materials, Liquidia Respiratory Product, Research Products or Inhaled Products.  The Parties shall use Commercially Reasonable Efforts to jointly develop and complete a detailed technology transfer project plan within thirty (30) days after GSK’s request to Liquidia to commence such technology transfer.

(b)                                 If GSK determines in its sole discretion, based on GSK standard assessment criteria for contract manufacturing organizations, that Liquidia is either (i) not acceptable to GSK, or (ii) acceptable to GSK but GSK elects not to use Liquidia for supply for strategic business reasons, in either case for the supply of PRINT Materials, Liquidia Respiratory Product, Research Products and Inhaled Products for the purposes described above in this Section 9.2, then consistent with GSK’s rights as set forth in Section 5.2, Liquidia shall commence a technology transfer to GSK or GSK’s Third Party manufacturer of PRINT, PRINT Tooling and any other information and technology reasonably necessary for GSK or GSK’s Third Party manufacturer to manufacture and supply such requirements of the PRINT Materials, Liquidia Respiratory Product, Research Products or Inhaled Products.  The Parties shall use Commercially Reasonable Efforts to jointly develop and complete a detailed technology transfer project plan within thirty (30) days after GSK’s request to Liquidia to commence such technology transfer. Solely in the event the circumstances set forth in Section 9.2(b)(ii) occur, the provisions of Section 10.6 shall apply.

9.3                               Manufacturing Technology Transfer.  To the extent a technology transfer to GSK or a Third Party contract manufacturer is required pursuant to Sections 9.1 or 9.2 above, then Liquidia shall conduct such technology transfer in accordance with a reasonable plan to be agreed between the Parties, and shall pay for such technology transfer during the agreed upon technology transfer period.  Thereafter, GSK shall bear the cost of such technology transfer; provided, that Liquidia has used Commercially Reasonable Efforts to comply with the technology transfer plan within the agreed period of time; and provided further that if Liquidia does not use Commercially Reasonable Efforts to comply with the technology transfer plan within the agreed period of time, then Liquidia shall bear the costs of the remaining period of time applicable to such technology transfer.  Notwithstanding the foregoing, if GSK has determined that it or a Third Party will be responsible for manufacture as set forth in Sections 9.2 and 5.2(c)(ii)(C)(2), then GSK shall bear the cost of such technology transfer, subject to

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Liquidia’s use of Commercially Reasonable Efforts to comply with the agreed technology transfer plan.  Liquidia’s obligation to transfer PRINT or PRINT Tooling (as applicable) shall only apply in the event that GSK has the right to make or have made the Research Materials, Liquidia Respiratory Product, Research Product and/or Inhaled Product using PRINT or PRINT Tooling under this Article 9 and Section 5.2.

9.4                               U.S. Manufacturing Waiver.  Promptly upon GSK’s request, Liquidia shall use reasonable efforts to obtain a waiver to any requirement that Research Products or Products must be manufactured in the U.S. (including the requirements set forth in 35 U.S.C. §200 et seq. (the “Bayh-Dole Act”)) or to satisfy an applicable exception to such requirement.  Liquidia will provide GSK with copies of all documents to be submitted in seeking such waiver in sufficient time for GSK to review and comment on the documents before their submission, and Liquidia shall incorporate GSK’s reasonable comments and recommendations into such document.  If such waiver is not obtained reasonably promptly after GSK’s request, and such delay was not the result of GSK’s failure to perform in accordance with this Section 9.4, then any such delay in commencing clinical trials shall not be deemed to be a Development Delay in accordance with Section 6.2.

9.5                               No Product Formulation.  Nothing in this Agreement shall be construed as requiring Liquidia to conduct, or requiring GSK to engage Liquidia to conduct, activities that may be necessary or useful to formulate Research Products into Inhaled Products suitable for sale by GSK, its Affiliates or sublicensees.

ARTICLE 10

COMPENSATION

10.1                        Upfront Payment and Equity Investment.

(a)                                 In partial consideration of the rights granted to GSK hereunder, GSK shall pay to Liquidia a one-time, non-refundable and non-creditable upfront payment of [***] Dollars ($[***]).  Such payment shall be payable by wire transfer of immediately available funds in accordance with wire transfer instructions of Liquidia provided in writing to GSK on or prior to the Effective Date.  Such payment shall be made within [***] Business Days after [***], which invoice shall be sent in PDF format to [***] with a copy to [***] and the [***].

(b)                                 Concurrent with the execution of this Agreement and the Vaccine Collaboration Agreement, in partial consideration of the rights granted to GSK under this Agreement, GSK and Liquidia shall enter into the Stock Purchase Agreement attached hereto as Exhibit D, pursuant to which GSK shall purchase from Liquidia and Liquidia shall sell to GSK [***] shares of Liquidia’s Series C-1 preferred stock at a purchase price of $[***] per share for a total investment of $[***].

10.2                        Reimbursement of Collaboration Costs.  Within fifteen (15) days after the end of each calendar quarter during the Inhaled Collaboration Term, Liquidia shall submit to GSK a reasonably detailed report and any additional documentation reasonably requested by GSK, setting forth all Collaboration Costs actually incurred by Liquidia in the conduct of the Inhaled Program in accordance with the Inhaled Plan and associated budget during such calendar quarter.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GSK shall reimburse Liquidia for the Collaboration Costs incurred as set forth in such report; provided, that any Collaboration Costs incurred in excess of [***] percent ([***]%) of the budgeted Collaboration Costs for the applicable quarter shall be borne by Liquidia unless such overage was approved in advance by the JSC.  Notwithstanding the foregoing, any Collaboration Costs that are incurred by Liquidia as a result of Liquidia’s failure to use Commercially Reasonable Efforts or due to Liquidia’s negligence, whether or not such Collaboration Costs are in excess of [***] percent ([***]%) of the budget for the applicable quarter, shall be borne entirely by Liquidia.  GSK shall reimburse such Collaboration Costs within sixty (60) days after receipt of an invoice from Liquidia, which invoice shall be sent in PDF format to [***] with a copy to [***] (or such other email address(es) as may be notified to Liquidia by GSK).  For the avoidance of doubt, the Collaboration Costs reimbursed to Liquidia by GSK shall be used by Liquidia solely to cover the costs of the conduct of the Inhaled Plan that are incurred after the Effective Date.

10.3                        Option Exercise Fees.

(a)                                 Within sixty (60) days following receipt of an invoice from Liquidia following Liquidia’s receipt of the Respiratory Option Notice from GSK as set forth in Section 4.1(c), which invoice shall be sent in PDF format to [***] with a copy to [***]  (or such other email address(es) as may be notified to Liquidia by GSK), GSK shall pay to Liquidia a one-time, non-refundable and non-creditable option exercise fee of [***] Dollars ($[***]).

(b)                                 Within sixty (60) days following receipt of an invoice from Liquidia following Liquidia’s receipt of the Inhaled Option Notice from GSK as set forth in Section 4.2(b), which invoice shall be sent in PDF format to [***] with a copy to [***]  (or such other email address(es) as may be notified to Liquidia by GSK), GSK shall pay to Liquidia a one-time, non-refundable and non-creditable option exercise fee of [***] Dollars ($[***]).

10.4                        Milestone Payments for Inhaled Field and Liquidia Respiratory Field.

(a)                                 If GSK exercises the Liquidia Respiratory Option and/or the Inhaled Option, then subject to the remainder of this Section 10.4, GSK shall make each of the following non-refundable, non-creditable milestone payments to Liquidia, for the Liquidia Respiratory Product, and on a Research Product-by-Research Product basis or on an Inhaled Product-by-Inhaled Product basis, as applicable, upon achievement of the applicable development milestone events:

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Milestone Payments for Liquidia Respiratory Product, Research Products and Inhaled Products
Milestone Events	For New Therapeutic Products		For Rescue Therapeutic Products and Liquidia Respiratory Product
First dosing of First Patient in Phase I Clinical Trial	$	[***]	$	[***]
First dosing of First Patient in Phase II Clinical Trial	$	[***]	$	[***]
First dosing of First Patient in Phase III Clinical Trial	$	[***]	$	[***]
NDA/BLA approval by FDA with an Acceptable Label	$	[***]	$	[***]
MAA approval by EMA with an Acceptable Label, including price and reimbursement approval at a level acceptable to GSK, in the first three (3) of five (5) Major EU Markets	$	[***]	$	[***]
Total Milestone Payments for the Liquidia Respiratory Product or per Research Product or Inhaled Product, as applicable (subject to Section 10.4(b) below):	$	[***]	$	[***]

(b)                                 The milestone payments set forth above in Section 10.4(a) shall be payable on the Liquidia Respiratory Product and the first [***] Research Products or Inhaled Products, as applicable (regardless of whether the Research Product or Inhaled Product is a New Therapeutic Product or Rescue Therapeutic Product) that achieve such milestone events; provided that the milestone payments for the [***] Research Products or Inhaled Products, as applicable, shall be reduced to [***]percent ([***]%) of the amounts set forth above in Section 10.4(a).  In addition, in the event of a Development Delay and the subsequent conversion of GSK’s Inhaled License to non-exclusive license in accordance with Section 6.2, the milestone payment for milestone events achieved by any Research Product or Inhaled Product, as applicable, after such conversion shall be reduced to [***] percent ([***]%) of the amount otherwise due.  For clarity, no milestone payment shall be due for the [***] and subsequent Research Products or Inhaled Products, as applicable, which achieve the milestone events set forth above.  For illustrative purposes only, if the Inhaled License is converted to non-exclusive and the fourth Research Product that is a New Therapeutic Product achieves First dosing in First Patient in Phase III Clinical Trial, then the amount due for such achievement shall be $[***].

(c)                                  If a particular milestone is achieved by GSK, its Affiliates or sublicensees with respect to the Liquidia Respiratory Product or a particular Research Product or Inhaled Product, as applicable (regardless of whether the Research Product or Inhaled Product is New Therapeutic Product or Rescue Therapeutic Product), then all prior milestones for the Liquidia Respiratory Product, Research Product or Inhaled Product, as applicable, shall be deemed achieved upon achievement of that particular milestone. For the avoidance of doubt, GSK will not be responsible for payment of milestones achieved by the Liquidia Respiratory Product unless and until GSK exercises the Liquidia Respiratory Option, and only with respect to those achieved by GSK, its Affiliates or sublicensees after exercise of the Liquidia Respiratory Option.  In addition, and subject to the foregoing sentence, all milestones shall be deemed achieved with respect to the Liquidia Respiratory Product or a particular Research Product or Inhaled Product upon the First Commercial Sale of the Liquidia Respiratory Product or the corresponding Inhaled

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product.  For clarity, “prior” refers to the relative order in the table above, e.g., “First dosing of First Patient in Phase I Clinical Trial” being “prior” to “First dosing of First Patient in Phase II Clinical Trial”.

(d)                                 GSK shall notify Liquidia in writing promptly, but in no event later than ten (10) Business Days after each achievement of each milestone set forth above in this Section 10.4 that triggers a payment.  GSK shall pay all such milestone payments due in Dollars within sixty (60) days after GSK’s receipt of an invoice from Liquidia following the achievement of the corresponding milestone event.  Such invoice shall be sent in PDF format to [***] and [***] with a copy to [***]  (or such other e-mail address(es) as may be notified to Liquidia by GSK).  GSK shall notify Liquidia of any deficiency in any invoice delivered to GSK hereunder promptly, and in no event more than seven (7) Business Days following GSK’s receipt thereof.

10.5                        Royalties.

(a)                                 Royalty Rates

(i)                                    Liquidia Respiratory Product.  If GSK exercises the Liquidia Respiratory Option, then subject to Section 10.5(c) below, GSK shall pay Liquidia non-refundable, non-creditable incremental royalties on worldwide annual Net Sales of the Liquidia Respiratory Product as calculated by multiplying the applicable royalty rate by the corresponding amount of incremental Net Sales of the Liquidia Respiratory Product in each calendar year as follows:

Annual Net Sales of the Liquidia Respiratory Product	Royalty Rate
For that portion less than or equal to $[***]	[***]	%
For that portion greater than $[***]but less than or equal to $[***]	[***]	%
For that portion greater than $[***]	[***]	%

(ii)                                Inhaled Products.  If GSK exercises the Inhaled Option, then subject to Section 10.5(c) below, GSK shall pay Liquidia non-refundable, non-creditable incremental royalties on worldwide annual Net Sales on each Inhaled Product, as calculated by multiplying the applicable royalty rate by the corresponding amount of incremental Net Sales of such Inhaled Product in each calendar year as follows:

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Royalty Rate on an Inhaled Product-by-Inhaled Product basis
Annual Net Sales of Each Inhaled Product	For the first [***] Inhaled Products that achieve First Commercial Sale		For the [***] Inhaled Products that achieve First Commercial Sale		For [***] and all subsequent Inhaled Products that achieve First Commercial Sale
For that portion less than or equal to $[***]	[***]	%	[***]	%	[***]	%
For that portion greater than $[***]but less than or equal to $[***]	[***]	%	[***]	%	[***]	%
For that portion greater than $[***]	[***]	%	[***]	%	[***]	%

For example, if worldwide annual Net Sales of the first Inhaled Product are $800,000,000, then the royalties payable with respect to such annual Net Sales, subject to adjustment as set forth below, would be [***].

Notwithstanding the foregoing, in the event of a Development Delay and the subsequent conversion of GSK’s Inhaled License to non-exclusive as set forth in Section 6.2, the royalty rates for Inhaled Products sold after such conversion shall be reduced to [***] percent ([***]%) of the rate set forth in the table above. By way of illustration only, if a Development Delay occurs and GSK subsequently achieves First Commercial Sale for the first Inhaled Product, then the royalty rates payable on Net Sales of such Inhaled Product would be [***] percent ([***]%) for Net Sales less than or equal to $[***] and [***] percent ([***]%) for Net Sales in excess of $[***], in either case, subject to the reductions set forth below in Section 10.5(c).

(b)                                 Royalty Term.  Royalties set forth in Section 10.5(a) shall be paid in accordance with the terms of Section 10.5 (including Section 10.5(c) below), on a country-by-country basis and Product-by-Product basis, commencing on First Commercial Sale of the Product, as the case may be, in such country until the latest of:  (i) the expiration of the last-to-expire Valid Claim in such country that, but for the Inhaled License granted in Section 5.2(b) or the Liquidia Respiratory License granted in Section 5.2(a), would be infringed by the sale or approved method of use of the Product; (ii) the expiration of Regulatory Exclusivity in such country covering the Product; and (iii) the tenth (10th) anniversary of the First Commercial Sale of the Product in such country, but in no event later than December 31, 2045 (the “Royalty Term”).

(c)                                  Royalty Reductions.

(i)                                    Know-How Royalty.  On a country-by-country and Product-by-Product basis, if the Product is generating Net Sales in a country during the applicable Royalty Term and the sale or approved method of use of the Product does not infringe any Valid Claim in

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such country, then the royalty rate applicable to Net Sales of the Product in such country shall be reduced to [***]percent ([***]%) of the royalty rate set forth above in Section 10.5(a) (as reduced by conversion to a non-exclusive license pursuant to a Development Delay, if applicable).

(ii)                                Generic Competition.  On a country-by-country and Product-by-Product basis, if the Product is generating Net Sales in a country during the applicable Royalty Term and a Generic Product with respect to the Product is sold in such country, then the royalty rate applicable to Net Sales of the Product in such country shall be reduced to [***]percent ([***]%) of the royalty rate set forth above in Section 10.5(a) (as reduced by conversion to a non-exclusive license pursuant to a Development Delay, if applicable), commencing with the Net Sales made after the first calendar quarter during which the unit volume of all such Generic Products sold by Third Parties in such country exceeds, in each month during such calendar quarter, [***]percent ([***]%) of the combined unit volume of the Product and such Generic Product sold in such month in such country.  All such determinations of unit volume shall be based on a mutually acceptable calculation method and using market share data provided by a reputable and mutually agreed upon provider, such as IMS Health.

(iii)                            Third Party Royalties.

(A)                               First Product.  If it is necessary for GSK, as determined by GSK in its sole discretion, to obtain a license from a Third Party to avoid infringing a Third Party Patent in connection with practicing PRINT or using the PRINT Material contained in the first Product sold under this Agreement, then GSK shall have the right to deduct from the royalties otherwise due to Liquidia on the sale of such Product an amount equal to [***] percent ([***]%) of the royalty payment paid by GSK to such Third Party pursuant to such license on account of such sale; provided, that GSK shall not be permitted to deduct royalties payable to Third Parties in an amount that would reduce the royalty rate payable to Liquidia by more than [***] percent ([***]%), subject always to Section 10.5(c)(iv) below.  GSK shall have the right to carry forward against royalties payable on the sale of such first product in a subsequent calendar quarter any Third Party payment reduction that GSK is unable to take on such first product due to such limitation, subject to the limitation set forth in the proviso in the preceding sentence.

(B)                               Subsequent Products.  If it is necessary for GSK, as determined by GSK in its sole discretion, to obtain a license from a Third Party to avoid infringing a Third Party Patent in connection with the sale of Products sold under this Agreement (other than the first Product for which deduction of Third Party royalties are governed by Section 10.5(c)(iii)(A)), then GSK shall have the right to deduct from the royalties otherwise due to Liquidia on the sale of such Product an amount equal to [***]percent ([***]%) of the royalty payment paid by GSK to such Third Party pursuant to such license on account of such sale; provided, that GSK shall not be permitted to deduct royalties payable to Third Parties in an amount that would reduce the royalty rate payable to Liquidia by more than [***] percent ([***]%), subject always to Section 10.5(c)(iv) below.  GSK shall have the right to carry forward against royalties payable on the sale of such product in a subsequent calendar quarter any Third Party payment reduction that GSK is unable to take on such product due to such limitation, subject to the limitation set forth in the proviso in the preceding sentence.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For illustrative purposes only of Section 10.5(c)(iii)(B) above, if GSK owes Liquidia a royalty rate of [***] percent ([***]%) of Net Sales on a Product, and also owes a royalty rate of [***] percent ([***]%) of Net Sales to a Third Party, then GSK shall be entitled to deduct from royalties payable to Liquidia an amount equal to [***] percent ([***]%) of Net Sales.  If GSK owes Liquidia a royalty rate of [***] percent ([***]%) of Net Sales on a Product, and also owes a royalty rate of [***] percent ([***]%) of Net Sales to a Third Party, then GSK shall be entitled to deduct from royalties payable to Liquidia an amount equal to [***] percent ([***]%) of Net Sales.

(C)                               Combination Product Limitations.  With respect to any Products that are Combinations and that are subject to the provisions of Section 10.5(c)(iii)(B) (i.e. not the first Product launched under this Agreement), GSK shall not deduct royalties due to Third Parties with respect to active ingredients comprising the Combination that (1) are not associated with or contained in the PRINT Material, and (2) have been taken into account in the calculation of Net Sales in accordance with Section 1.109.

(iv)                             Limitations on Royalty Reductions.  Notwithstanding the foregoing, the operation of Sections 10.5(c)(i), (ii) and (iii), individually or in combination, shall not reduce any royalty rate due under Section 10.5(a) (as reduced by conversion to a non-exclusive license pursuant to a Development Delay, if applicable) to less than [***] percent ([***]%) (or [***] percent ([***]%) in the event of conversion to a non-exclusive license pursuant to a Development Delay).

(d)                                 Royalty Reports and Payments.  Within sixty (60) days following the end of each calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of any Product is made anywhere in the world, GSK shall provide Liquidia with a report setting forth the Net Sales of each Product on a country-by-country basis and the royalties due on such Products.  Concurrent with the delivery of the applicable quarterly report, GSK shall pay in Dollars all amounts due to Liquidia pursuant to Section 10.5 with respect to Net Sales by GSK, its Affiliates and their respective sublicensees for such calendar quarter.

10.6                        COGS Payments.  If the circumstances set forth in Section 9.2(b)(ii) occur, and GSK or a Third Party is responsible for manufacture of PRINT Materials, Liquidia Respiratory Product, Research Products or Inhaled Products, then GSK would make payments to Liquidia on a quarterly basis, concurrent with the royalty report and payment described in Section 10.5(d), in an amount equal to [***]percent ([***]%) of GSK’s COGS solely related to the manufacture of PRINT Materials for the preceding calendar quarter.  Such payments shall be made to Liquidia on an Inhaled Product-by-Inhaled Product basis, on up to [***] ([***]) Inhaled Products, and shall commence with the first full calendar quarter in which there are Net Sales of the first Inhaled Product, and quarterly thereafter for a period of [***] ([***]) years.

10.7                        Blocked Currency.  If at any time legal restrictions within any country in which there are Net Sales of a Product prevent the conversion of the local currency and such currency cannot be removed from such country such that prompt remittance by GSK of any royalties owed in respect of Net Sales in such country is prevented, then GSK shall make payment to Liquidia in the equivalent amount in Dollars.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.8                        Currency; Exchange.  All payments under this Agreement shall be made in Dollars by wire transfer of immediately available funds into an account designated in writing by Liquidia.  With respect to sales of Products invoiced in Dollars, the Net Sales and the amounts due hereunder will be expressed in Dollars.  With respect to sales of Products invoiced in a currency other than Dollars, the Net Sales and amounts due hereunder will be reported in Dollars, calculated using the average exchange rates as calculated and utilized by GSK’s group reporting system and published accounts for its own purposes.  As of the Effective Date, the method utilized by GSK’s group reporting system uses spot exchange rates sourced from Reuters/Bloomberg.

10.9                        Late Payments.  Any undisputed amount owed by GSK to Liquidia under this Agreement that is not paid on or before the due date shall bear interest at two (2) percentage points over the overnight LIBOR rate in effect on the due date.  Where the late payment is caused by Liquidia, including for reasons such as failure to communicate in a timely manner changes to bank details, or failure to respond to communications from GSK regarding the interpretation or dispute of the terms of such payment, then no interest will be payable by GSK.

10.10                 Records; Audits.  GSK and its Affiliates and sublicensees will maintain complete and accurate records in sufficient detail to permit Liquidia to confirm the accuracy of the calculation of royalties due hereunder.  Upon ninety (90) days prior written notice, GSK shall make such records available for examination during regular business hours for a period of three (3) years from the end of the calendar year to which they pertain by an independent certified public accountant selected by Liquidia and reasonably acceptable to GSK, for the sole purpose of verifying the accuracy of the financial reports furnished by GSK pursuant to this Agreement.  Such audit right shall not be exercised by Liquidia more than once in any calendar year and the records for a twelve (12) month period may not be audited more than once.  All records made available for audit shall be deemed to be Confidential Information of GSK.  The results of each audit, if any, shall be binding on both Parties absent manifest error or fraud.  Any amounts shown to be owed but unpaid shall be paid within sixty (60) days from receipt by GSK of an invoice from Liquidia based on the accountant’s report, plus interest (as set forth in Section 10.9) from the original due date.  Liquidia shall bear the full cost of such audit unless such audit discloses an underpayment by GSK of more than five percent (5%) of the amount due, in which case GSK shall bear the full cost of such audit.

10.11                 Taxes.

(a)                                 Taxes on Income.  Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.

(b)                                 Cooperation.  The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by GSK to Liquidia under this Agreement.  To the extent GSK is required to deduct and withhold taxes on any payment to Liquidia, GSK shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Liquidia an official tax certificate or other evidence of such withholding sufficient to enable Liquidia to claim such payment of taxes.  Liquidia shall

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provide GSK any tax forms that may be reasonably necessary in order for GSK not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.  Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.  GSK shall require its sublicensees to cooperate with Liquidia in a manner consistent with this Section 10.11(b).

(c)                                  Taxes Resulting From GSK Action.  If GSK is required to make a payment to Liquidia that is subject to a deduction or withholding of tax, then (i) if such withholding or deduction obligation arises as a result of any action by GSK, including any assignment or sublicense or transfer of GSK’s obligations, or any failure on the part of GSK to comply with applicable Laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the Parties hereto (a “GSK Withholding Tax Action”), then the sum payable by GSK (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Liquidia receives a sum equal to the sum which it would have received had no such GSK Withholding Tax Action occurred, and (ii) the sum payable by GSK shall be made to Liquidia after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted to the proper Governmental Authority in accordance with applicable Laws.  If Liquidia is able to obtain credit for any taxes for which an additional payment is made by GSK under Section 10.11(c) (“Creditable Taxes”) against any tax liability otherwise payable by Liquidia in the year in which the GSK Withholding Tax Action takes place or any preceding years, Liquidia shall reimburse to GSK an amount equivalent to the Creditable Taxes (but only to the extent of additional amounts received by Liquidia pursuant to Section 10.11(c)). Liquidia shall provide GSK with evidence as GSK may reasonably request to review the amount of any Creditable Taxes; provided, that Creditable Taxes shall be reasonably determined by Liquidia in good faith and may take into account all other tax attributes and items of Liquidia prior to giving effect to any credit for withholding taxes with respect to payments hereunder.  If, with respect to the payments contemplated by this Section 10.11 any taxing authority disallows all or a portion of a claimed credit then GSK will pay Liquidia an amount equal to the disallowed claimed credit.

ARTICLE 11
INTELLECTUAL PROPERTY MATTERS

11.1                        Ownership of Existing Intellectual Property.  Except as set forth below in Section 11.3 and except as such rights are expressly licensed by one Party to the other Party hereunder, Liquidia shall retain all of its rights, title and interest in and to the Liquidia Technology existing prior to the Effective Date or arising outside of this Agreement and the Vaccine Collaboration Agreement, and GSK shall retain all of its rights, title and interest in and to the GSK Technology existing prior to the Effective Date or arising outside of this Agreement and the Vaccine Collaboration Agreement, and in the case of PRINT Improvements, arising under this Agreement after the Inhaled Collaboration Term.

11.2                        Disclosure of Know-How.  Each Party shall promptly disclose to the other Party all Joint Inhaled Collaboration Know-How and Liquidia Collaboration Know-How, GSK shall promptly disclose to Liquidia all PRINT Improvements, and Liquidia shall promptly disclose to

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GSK all GSK Collaboration Know-How, including any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing the inventions to the extent necessary or useful for the preparation, filing and maintenance of any Joint Inhaled Collaboration Patent, Liquidia Patent or GSK Patent hereunder.

11.3                        Ownership of Collaboration Inventions.  Notwithstanding Section 11.1, the ownership of all Know-How made by either Party (whether alone or jointly with the other Party) during the performance of its obligations under the Inhaled Plan (the “Collaboration Know-How”) is as follows:

(a)                                 By Liquidia.  Liquidia shall solely own all Collaboration Know-How that solely relates to PRINT and PRINT Tooling (“Liquidia Collaboration Know-How”).  To the extent any Liquidia Collaboration Know-How is made by GSK, whether solely or jointly with Liquidia, then upon Liquidia’s request GSK will transfer and assign, and hereby transfers and assigns to Liquidia, without additional consideration, all of GSK’s interest in such Liquidia Collaboration Know-How, which transfer and assignment Liquidia hereby accepts.  GSK shall execute and deliver to Liquidia a deed(s) of such assignment, in a mutually agreeable form and will take whatever actions reasonably necessary, including the appointment of Liquidia as its attorney in fact solely to make such assignment, to effect such assignment.  For clarity, Liquidia Collaboration Know-How shall include Collaboration Know-How that has general applicability to the function of PRINT, such as improvements to the operational aspects of manufacturing PRINT Materials using PRINT, but does not include Collaboration Know-How relating to General Biological Effects.

(b)                                 By GSK.  GSK shall solely own all Collaboration Know-How that solely relates to GSK Materials (“GSK Collaboration Know-How”).  To the extent any GSK Collaboration Know-How is made by Liquidia, whether solely or jointly with GSK, then upon GSK’s request Liquidia will transfer and assign and hereby transfers and assigns to GSK, without additional consideration, all of Liquidia’s interest in such GSK Collaboration Know-How, which transfer and assignment GSK hereby accepts.  Liquidia shall execute and deliver to GSK a deed(s) of such assignment, in a mutually agreeable form and will take whatever actions reasonably necessary, including the appointment of GSK as its attorney in fact solely to make such assignment, to effect such assignment.

(c)                                  Joint Ownership.  Any Collaboration Know-How that is not included in either Liquidia Collaboration Know-How or GSK Collaboration Know-How shall be jointly owned by the Parties (“Joint Inhaled Collaboration Know-How”).  To the extent any Joint Inhaled Collaboration Know-How is made solely by a Party, such Party hereby transfers and assigns to the other Party, without additional consideration, one undivided half of such Party’s interest in such Joint Inhaled Collaboration Know-How, which transfer and assignment the other Party hereby accepts.  Each Party shall execute and deliver to the other Party a deed(s) of such assignment, in a mutually agreeable form and will take whatever actions reasonably necessary (including the appointment of the other Party as its attorney in fact solely to make such assignment) to effect such assignment.  For clarity, Joint Inhaled Collaboration Know-How shall include Collaboration Know-How that relates to General Biological Effects, and Collaboration Know-How that relates to the use of the combination of the PRINT Materials and GSK Materials; provided, that nothing herein shall be construed as requiring GSK to provide, or grant

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any rights to Liquidia to, any GSK Materials for purposes of enabling Liquidia’s practice of the Joint Inhaled Collaboration Know-How except as may be required to conduct its activities under the Inhaled Plan. Subject to the terms of this Agreement, each Party shall be entitled to practice and exploit the Joint Inhaled Collaboration Know-How without the duty of accounting or seeking consent from the other Party.

11.4                        Use and Disclosure of Joint Inhaled Collaboration Know-How.

(a)                                 Subject to Sections 11.4(b) and 11.4(c) below and the Parties’ rights and obligations to prepare, file, prosecute and maintain Joint Inhaled Collaboration Patents, GSK Patents or Liquidia Patents hereunder, neither Party shall disclose to, or use with any Third Party (other than as otherwise permitted in this Agreement in connection with each Party’s rights and obligations) (i) any Joint Inhaled Collaboration Know-How resulting from the Inhaled Plan before the exercise or expiration of the Inhaled Option; or (ii) any Joint Vaccine Collaboration Know-How resulting from the Vaccine Plan before exercise or expiration of the Vaccine Option under the Vaccine Collaboration Agreement.  For clarity, (1) each Party shall have the right to use Joint Inhaled Collaboration Know-How for internal research purposes during the Inhaled Collaboration Term, (2) subject to Section 11.4(b) below, neither Party shall have the right to grant non-exclusive or exclusive licenses to any Third Party for any reason to its interests in the Joint Inhaled Collaboration Know-How during the Inhaled Collaboration Term, and (3) each Party may use (A) Joint Inhaled Collaboration Know-How to perform its obligations under the Vaccine Plan and (B) Joint Vaccine Collaboration Know-How to perform its obligations under the Inhaled Plan.

(b)                                 Liquidia shall have the right to use Joint Inhaled Collaboration Know-How and to disclose Joint Inhaled Collaboration Know-How to Third Parties at any time (provided that any Third Party receiving Joint Inhaled Collaboration Know-How shall be bound by obligations of confidentiality and non-use similar to those contained herein): (i) for the furtherance of its obligations under the BMGF Letter Agreement and the Research Collaboration Agreement between Liquidia and PATH Vaccine Solution (“PVS”), dated November 1, 2011 (the “PVS Agreement”), as such obligations exist on the Effective Date; (ii) for future agreements with government and Non-Governmental Organizations for purposes of grant funding; provided that no such agreement shall affect the rights granted or obligated to GSK under this Agreement (subject to Section 5.7(b) of the Vaccine Collaboration Agreement); (iii) subject to GSK’s right of first negotiation set forth in Section 4.3, for uses other than any vaccines applications and the Inhaled Field to the extent the Joint Collaboration Inhaled Know-How is independently related to General Biological Effects and has broad applicability to therapeutic uses other than vaccines applications or the Inhaled Field as determined by the JPC; and (iv) for internal research purposes with respect to Excluded Applications, Liquidia Retained Product, Liquidia Respiratory Product and other Liquidia products outside the Inhaled Field or Co-Delivery Vaccine Field so long as such product research and development is not conducted with a Third Party.

(c)                                  GSK shall have the right to use any Joint Inhaled Collaboration Know-How or Joint Vaccine Collaboration Know-How in support of the prosecution and maintenance of (i) Patents claiming the Joint Inhaled Collaboration Know-How (the “Joint Inhaled Collaboration Patents”) or (ii) Joint Vaccine Collaboration Patents.  Notwithstanding Section

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.4(b), Liquidia shall have the right, subject to GSK’s consent (not to be unreasonably withheld or delayed) to use any Joint Inhaled Collaboration Know-How or Joint Vaccine Collaboration Know-How in support of the prosecution and maintenance of any Liquidia Patents; provided that if GSK so consents, then Liquidia shall be deemed to have granted and hereby grants to GSK a non-exclusive, royalty free, perpetual, worldwide license, with the right to grant sublicenses through multiple tiers, under any Liquidia Patent, the prosecution of which was supported by Joint Collaboration Inhaled Know-How or Joint Vaccine Collaboration Know-How, including all foreign counterparts of such Liquidia Patent, for use in the Inhaled Field and Co-Delivery Vaccine Field.  For clarity, Liquidia shall have the right to use any Liquidia Know-How and Liquidia Collaboration Know-How in support of the prosecution and maintenance of any Liquidia Patents without giving rise to any such license to GSK.

11.5                        Prosecution of Patents.

(a)                                 Liquidia Patents.

(i)                                    Subject to the oversight of the JPC, Liquidia shall have the first right to prepare, file, prosecute and maintain all Liquidia Patents at its sole cost and expense.  Liquidia shall provide GSK, for its review and comment, with drafts of any material filings or responses to be made to any patent authority with respect to Liquidia Patents at least thirty (30) days in advance of intended submission or as soon as possible if Liquidia has less than thirty (30) days to make such submission, and shall provide GSK with copies of material filings with and communication from patent authorities with respect to Liquidia Patents.  Liquidia shall reasonably consider incorporating GSK’s comments thereto.  Liquidia shall respond to all reasonable requests of GSK for additional Know-How with respect to all such prosecution and maintenance efforts.

(ii)                                If Liquidia decides to cease the prosecution or maintenance of any claim in a Liquidia Patent, it shall notify GSK in writing sufficiently in advance so that GSK may, at its discretion, assume the responsibility for the prosecution or maintenance of such Liquidia Patent, at GSK’s cost and expense.  GSK shall notify Liquidia of its decision to assume the responsibility of such prosecution and/or maintenance within thirty (30) days of Liquidia’s notice to cease such activities.  If, within such time, Liquidia has not received notice of GSK’s decision to assume prosecution and maintenance Liquidia shall be free to cease such prosecution and maintenance.

(b)                                 Joint Inhaled Collaboration Patents.

(i)                                    Subject to the oversight of the JPC, GSK shall have the first right to prepare, file, prosecute and maintain any Joint Inhaled Collaboration Patents, at GSK’s cost and expense; provided that GSK may credit one half (1/2) of the reasonable cost and expense incurred in connection with the preparation, filing, prosecution and maintenance of any Joint Inhaled Collaboration Patent against any payment due to Liquidia under Section 10.3, 10.4, 10.5, or 10.6.  GSK shall provide Liquidia, for its review and comment, with drafts of any material filings or responses to be made to any patent authority with respect to Joint Inhaled Collaboration Patents at least thirty (30) days in advance of intended submission, or as soon as possible if GSK has less than thirty (30) days to make such submission, and shall provide

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Liquidia with copies of material filings with and communication from patent authorities with respect to Joint Inhaled Collaboration Patents.  Liquidia shall provide comments in due time before the submission date (taking into account the time difference between EST, GMT or CET time zones). GSK shall respond to all reasonable requests of Liquidia for additional Know-How with respect to all such prosecution and maintenance efforts.  GSK shall reasonably consider incorporating Liquidia’s comments thereto.

(ii)                                If GSK decides to cease the prosecution or maintenance of any Joint Inhaled Collaboration Patent, it shall notify Liquidia in writing sufficiently in advance so that Liquidia may, at its discretion, assume the responsibility for the prosecution or maintenance of such Joint Inhaled Collaboration Patent, at Liquidia’s cost and expense.   Liquidia shall notify GSK of its decision to assume the responsibility of such prosecution and/or maintenance within thirty (30) days of GSK’s notice to cease such activities.  If, within such time, GSK has not received notice of Liquidia’s decision to assume prosecution and maintenance, GSK shall be free to cease such prosecution and maintenance.

(c)                                  GSK Patents.  GSK shall have the sole and exclusive right to prepare, file, prosecute and maintain GSK Patents.

(d)                                 Cooperation.  Each Party shall provide the other Party all reasonable assistance and cooperation, at the prosecuting Party’s request, in the patent prosecution efforts provided above in this Section 11.5, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

11.6                        Enforcement of Patents.

(a)                                 Product Infringement.  If either Party becomes aware of (i) any existing or threatened infringement or misappropriation by a Third Party of any Joint Inhaled Collaboration Know-How or Joint Inhaled Collaboration Patents, or any Liquidia Patents or Liquidia Know-How, which infringement or misappropriation of such Liquidia Patents or Liquidia Know-How adversely affects or is reasonably expected to adversely affect any Research Product or Product, or (ii) the submission by any Third Party of an application to the FDA, in accordance with the Hatch-Waxman Act or the Biologics Price Competition and Innovation Act of 2009, for approval of a product that such Third Party claims to be equivalent to, or biosimilar or interchangeable with a Product (in either case of (i) or (ii), a “Product Infringement”), then it shall promptly notify the other Party in writing and the Parties will consult with each other regarding any actions to be taken with respect to such Product Infringement.

(b)                                 Liquidia Patents.

(i)                                    Except as set forth below in subsection (ii), Liquidia shall have the sole and exclusive right, but not the obligation, to bring an appropriate suit or other action (an “Action”) against any person or entity engaged in such Product Infringement of the Liquidia Patents.

(ii)                                After the First Commercial Sale of a Product, if the only Patents covering or claiming the applicable Product are the Liquidia Patents that are the subject of the

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product Infringement, then GSK shall have the first right, but not the obligation, to bring an Action against any person or entity engaged in such Product Infringement of the Liquidia Patents.  If GSK fails to commence such an Action to enforce the applicable Liquidia Patent or to settle or otherwise secure the abatement of such Product Infringement within fourteen (14) days after its receipt or delivery of notice under Section 11.6(a), then Liquidia shall have the right, but not the obligation, to commence an Action to enforce the applicable Liquidia Patent, in which case GSK shall take reasonably appropriate action to enable Liquidia to commence and/or settle such Action.

(iii)                            The Party bringing the Action (the “Enforcing Party”) shall keep the other Party regularly informed of the status and progress of such enforcement efforts and shall reasonably consider the other Party’s comments on any such efforts.  The non-Enforcing Party shall provide to the Enforcing Party reasonable assistance in such enforcement pursuant to this Section 11.6(b), at the Enforcing Party’s reasonable request and expense, including joining the Action as a party plaintiff if required by applicable Laws to pursue such Action.

(iv)                             Notwithstanding the provisions of 11.6(b)(ii) and (iii) above, if there is a Change of Control of Liquidia and subsequently a Product Infringement occurs with respect to a Product for which the only Patents covering or claiming the applicable Product are the Liquidia Patents that are the subject of the Product Infringement, then GSK and the Acquiror shall discuss whether GSK shall control such Action in accordance with Sections 11.6(b)(ii) and (iii) or whether GSK and the Acquiror shall negotiate a common interest agreement as described below.  If the Parties agree to enter into a common interest agreement, then they shall negotiate the terms thereof in good faith as quickly as possible and in any event in a manner that will not prejudice the Action, which terms shall include, inter alia, selection of counsel, litigation and technology support services related to the Action, settlement of the Action, and sharing of costs of counsel and litigation and technology support services.  GSK and the Acquiror shall reasonably consider the engagement of GSK’s preferred legal providers and litigation and technology support services, as well as the advantages to each of GSK and the Acquiror entering into direct retention agreements with such legal counsel.  For the avoidance of doubt, if the Acquiror elects not to participate in the Action or negotiate the terms of a common interest agreement, then GSK shall have full control as set forth above under 11.6(b)(ii) and (iii).

(c)                                  Joint Inhaled Collaboration Patents.

(i)                                    GSK shall have the first right, but not the obligation, to bring an Action against any person or entity engaged in a Product Infringement of the Joint Inhaled Collaboration Patents.  GSK shall keep Liquidia regularly informed of the status and progress of such enforcement efforts and shall reasonably consider Liquidia’s comments on any such efforts.  Liquidia shall provide to GSK reasonable assistance in such enforcement pursuant to this Section 11.6(c), at GSK’s request and expense, including joining such Action as a party plaintiff if required by applicable Laws to pursue such Action.  Liquidia shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense.

(ii)                                GSK shall have a period of ninety (90) days after its receipt or delivery of notice under Section 11.6(a) to elect to so enforce the Joint Inhaled Collaboration Patents against Product Infringement or to settle or otherwise secure the abatement of such

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product Infringement.  If GSK fails to commence an Action to enforce the applicable Joint Inhaled Collaboration Patents or to settle or otherwise secure the abatement of such Product Infringement within such period, then Liquidia shall have the right, but not the obligation, to commence an Action to enforce such Joint Inhaled Collaboration Patents at its own cost and expense.  GSK shall take reasonably appropriate actions to enable Liquidia to commence an Action as set forth in the preceding sentence.

(iii)                            A settlement or consent judgment or other voluntary final disposition of an Action under this Section 11.6(c) may be entered into without the consent of the non-Enforcing Party; provided, that any such settlement, consent judgment or other disposition of any Action by the Enforcing Party under this Section 11.6(c) shall not, without the consent of the non-Enforcing Party, (a) impose any liability or obligation on such non-Enforcing Party, (b) include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the subject matter included under the exclusive licenses granted to such non-Enforcing Party under this Agreement, or (c) conflict with or reduce the scope of the subject matter claimed in any Patent owned (solely or jointly, including Joint Inhaled Collaboration Patents) by the non-Enforcing Party.

(d)                                 Expenses and Recoveries.  The Enforcing Party bringing an Action under Section 11.6(b) or 11.6(c) shall be solely responsible for any expenses incurred by such Party as a result of such Action.  If such Party recovers monetary damages in such Action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation, and any remaining amounts shall be allocated as follows:  (i) regardless of which Party is the Enforcing Party, any remaining amounts that represent loss of Net Sales resulting from the Product Infringement shall be included in Net Sales for the relevant Product and subject to the royalty payment by GSK to Liquidia pursuant to Section 10.5, and (ii) all other remaining amounts (including treble damages and punitive damages) shall be shared equally by GSK and Liquidia; provided, that if GSK fails to commence an Action as described in Section 11.6(b)(ii) or 11.6(c)(ii) above and Liquidia subsequently becomes the Enforcing Party, then the remaining amounts described in this Section 11.6(d)(ii) shall be retained by Liquidia.

(e)                                  Other Infringement.

(i)                                    Liquidia shall have the sole and exclusive right to bring an Action against any person or entity engaged in any and all infringement of any Liquidia Patents other than a Product Infringement, in its sole discretion, and shall bear all related expenses and retain all related recoveries.

(ii)                                GSK shall have the sole and exclusive right to bring an Action against any person or entity engaged in any and all infringement of any GSK Patents, in its sole discretion, and shall bear all related expenses and retain all related recoveries.

11.7                        Patents Licensed From UNC. With respect to Liquidia Patents that are Controlled by Liquidia as a result of its exclusive license to such Liquidia Patents under the UNC License Agreement, and for which Liquidia has the right to direct UNC’s prosecution thereof under Article 8 of the UNC License Agreement, Liquidia shall cause UNC to file, prosecute, and maintain such Liquidia Patents as reasonably requested by GSK via the JPC in each mutually

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

agreed country in the Territory, Liquidia’s agreement not to be unreasonably withheld.  Liquidia shall promptly furnish to GSK upon receipt from UNC or have furnished directly to GSK from UNC copies of all patents, patent applications, substantive patent office actions, and substantive responses received or filed in connection with such patents and patent applications.  Liquidia shall cause UNC to reasonably consider and incorporate all input, comments and suggestions of GSK via the JPC on all such patent applications and communications with patent offices, provided that such requests and comments by GSK shall not trigger the license described in Section 11.4(c).  Liquidia shall promptly provide notice to GSK as to all matters that come to its attention that may materially affect the preparation, filing, prosecution or maintenance of any such Liquidia Patents by UNC.

11.8                        Infringement of Third Party Rights.  Subject to Article 13, if any Research Product or Product used or sold by GSK, its Affiliates or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent of such Third Party with respect to the GSK Materials comprising such Research Product or Product and not the PRINT Materials in such Research Product or Product, then the Party that becomes aware of such claim or assertion shall promptly notify the other Party and GSK shall be solely responsible for the defense of any such infringement claims, at GSK’s cost and expense.  Subject to Article 13, if any Research Product or Product used or sold by GSK, its Affiliates or sublicensees becomes the subject of any such claim or assertion of infringement of a Third Party patent with respect to the PRINT Materials used in the Research Product or Product, then the Parties shall agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action, including which Party will have responsibility for the defense of such claim and bear the costs thereof.

11.9                        Trademarks.  GSK shall have the right to brand the Products using trademarks and trade names it determines appropriate for the Products in its sole discretion, which may vary by country or within a country (“Product Marks”); provided, that GSK shall not, and shall ensure that its Affiliates and sublicensees will not make any use of the trademarks or house marks of Liquidia (including Liquidia’s corporate name) or any trademark confusingly similar thereto.  GSK shall own all rights in the Product Marks and shall register and maintain, at its own cost and expense, the Product Marks in the countries and regions that it determines reasonably necessary. For the avoidance of doubt, Liquidia shall not, and shall ensure that its Affiliates and sublicensees will not make any use of the Product Marks, or any trademarks or house marks of GSK or any of its Affiliates (including GSK’s corporate name) or any trademark confusingly similar thereto.

ARTICLE 12
REPRESENTATIONS AND WARRANTIES; COVENANTS

12.1                        Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party as follows:

(a)                                 Corporate Existence.  As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)                                 Corporate Power, Authority and Binding Agreement.  As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

12.2                        Additional Representations and Warranties of Liquidia.  Liquidia represents and warrants to GSK as follows, as of the Effective Date:

(a)                                 It Controls PRINT, PRINT Tooling, PRINT Materials and the Liquidia Technology, and has all rights necessary under the Liquidia Technology to grant the options, licenses and other rights to GSK as purported to be granted pursuant to this Agreement;

(b)                                 It Controls, or has the right to Control, any Patents or Know-How arising from activities conducted by UNC or the Consultant under the UNC Research Agreement, the UNC Material Transfer Agreement and the Consulting Agreement in accordance with the terms of such agreements;

(c)                                  It has not received any written notice from any Third Party asserting or alleging that the development or practice of the Liquidia Technology infringes or misappropriates the intellectual property rights of such Third Party, and to its knowledge, GSK’s practice of the rights granted to GSK hereunder do not infringe the intellectual property rights of any Third Party;

(d)                                 There are no pending, and to Liquidia’s knowledge, no threatened, adverse actions, suits or proceedings against Liquidia involving any Liquidia Technology;

(e)                                  Except as set forth on Exhibit B, it has not granted any right or license to any Third Party relating to any of the Liquidia Know-How or Liquidia Patents that would conflict with any of the rights or licenses granted to GSK hereunder and prohibit GSK from exercising such rights;

(f)                                   It has disclosed to GSK all material information received by Liquidia concerning the institution of any interference, opposition, reexamination, reissue, revocation, or nullification or any official proceeding involving any Liquidia Patent anywhere in the Territory (for the avoidance of doubt, the phrase “official proceeding” as used herein is not intended to mean ordinary prosecution and maintenance activities);

(g)                                 It has provided GSK with a complete and accurate copy of the UNC License Agreement and UNC Research Agreement, as each such agreement is in effect as of the Effective Date, and Liquidia is not aware of any current material breach of the UNC License Agreement or UNC Research Agreement that would give UNC the right to terminate the same;

(h)                                 To its knowledge, it is not in violation of any Anti-Corruption Laws;

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)                                    It acknowledges receipt of GSK’s “Prevention of Corruption — Third Party Guidelines” which are attached hereto as Exhibit E, and agrees to perform its obligations under the Agreement in accordance with the principles set out therein;

(j)                                    It acknowledges that, in entering into this Agreement, GSK has relied upon information supplied by Liquidia and information which Liquidia has caused to be supplied to GSK by Liquidia’s agents and/or representatives regarding PRINT and PRINT Materials, pursuant to the Confidentiality Agreement (all of such information being hereinafter referred to collectively as “Product Information”).  Liquidia represents and warrants to GSK that, to Liquidia’s knowledge, the Product Information provided to GSK in connection with this Agreement is accurate in all material respects.  Liquidia further warrants and represents to GSK that it has not, as of the Effective Date, intentionally omitted to furnish GSK with any material information known to Liquidia concerning PRINT or PRINT Materials or the transactions contemplated by this Agreement, which would reasonably be considered to have a materially adverse effect on PRINT, PRINT Materials or the performance of the Inhaled Plan; and

(k)                                 UNC has reviewed the terms of this Agreement and has consented to any inconsistencies between the terms, conditions and limitations of this Agreement and the UNC License Agreement.

12.3                        Liquidia Covenant; Mutual Covenants.

(a)                                 No Debarment.  In the course of the research or development of the Research Products, each Party shall not use any employee or consultant who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.  Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

(b)                                 Compliance.  Each Party and its Affiliates shall comply in all material respects with all applicable Laws in the development and commercialization of Research Products and Products and performance of its obligations under this Agreement, including the statutes, regulations and written directives of the FDA, the EMA and any other applicable Regulatory Authority, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C. § 1320a-7b(f), and Anti-Corruption Laws, each as may be amended from time to time.

12.4                        Disclaimer.  Each Party understands that PRINT Tooling, PRINT, the PRINT Materials, GSK Materials, Research Materials and Research Products are the subject of ongoing research and development and that neither Party can assure the safety or usefulness of PRINT Tooling, PRINT, PRINT Materials, GSK Materials, Research Materials or Research Products.  In addition, Liquidia makes no warranties except as set forth in this Article 12 concerning the Liquidia Technology.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT THE INHALED PLAN WILL BE SUCCESSFUL, IN WHOLE OR IN PART.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 13
INDEMNIFICATION

13.1                        Indemnification by Liquidia.  Liquidia shall defend, indemnify, and hold GSK and its Affiliates and their respective officers, directors, employees, and agents (the “GSK Indemnitees”) harmless from and against any and all liabilities, damages, losses, costs and expenses including the reasonable fees of attorneys (collectively, “Losses”), arising out of or resulting from any Third Party suits, claims, actions, proceedings or demands (“Claims”) to the extent that such Claims arise out of, are based on, or result from: (a) the breach of any of Liquidia’s obligations under this Agreement, including Liquidia’s representations and warranties set forth herein; (b) the willful misconduct or grossly negligent acts of Liquidia, its Affiliates, sublicensees, subcontractors, or the officers, directors, employees, or agents of Liquidia or its Affiliates; (c) the conduct of Liquidia’s activities under the Inhaled Plan, and/or the failure to manufacture and supply PRINT Materials and Research Materials in accordance with the terms of this Agreement as required for the conduct of the Inhaled Plan, but only to the extent such activities are not performed by GSK’s personnel as described in Section 3.4; (d) the research or development of the Liquidia Respiratory Product conducted negligently by or on behalf of Liquidia (excluding any activities conducted by GSK in the event GSK contributes to the research or development of Liquidia Respiratory Product pursuant to Section 4.1(a)); (e) any inconsistencies between the terms, conditions and limitations of the UNC License Agreement and this Agreement which cause GSK’s inability to comply with the provisions of the UNC License Agreement as required therein; or (f) any breach by Liquidia or its Affiliates of the UNC License Agreement or UNC Research Agreement, in each case, not attributable to an act or omission of GSK or its Affiliates, or their respective subcontractors or sublicensees.  The foregoing indemnity obligation shall not apply to the extent that (i) the GSK Indemnitees fail to comply with the indemnification procedures set forth in Section 13.3 and Liquidia’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim that arises from, is based on, or results from any activity set forth in Section 13.2 for which GSK is obligated to indemnify the Liquidia Indemnitees.  Indemnification related to the manufacture and supply of clinical supply of PRINT Materials and Research Products shall be provided for in the Development Supply Agreement described in Section 9.1(b) and indemnification related to the manufacture and supply of commercial supply of PRINT Materials and Research Products shall be provided for in the Commercial Supply Agreement, if any, described in Section 9.2.

13.2                        Indemnification by GSK.  GSK shall defend, indemnify, and hold Liquidia and its Affiliates and their respective officers, directors, employees, and agents (the “Liquidia Indemnitees”) harmless from and against any and all Losses arising out of or resulting from any Claims to the extent that such Claims arise out of, are based on, or result from: (a) the research, use, development, manufacture, commercialization, handling, storage or other disposition of

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PRINT Materials, Research Materials, Liquidia Respiratory Product, Research Products and Inhaled Products by or on behalf of GSK or its Affiliates or its or their sublicensees or subcontractors (other than by Liquidia pursuant to the Inhaled Plan), including Claims based upon product liability and intellectual property infringement, but excluding (i) use of PRINT and PRINT Tooling as transferred to GSK or its Third Party contract manufacturer and used in accordance with written instructions provided by Liquidia and (ii) Liquidia’s use of the PRINT Improvements that are licensed by GSK to Liquidia; (b) the breach of any of GSK’s obligations under this Agreement, including GSK’s representations and warranties set forth herein; (c) the willful misconduct or grossly negligent acts of GSK, its Affiliates or its or their sublicensees or subcontractors, or the officers, directors, employees, or agents of GSK or its Affiliates; or (d) the use by Liquidia of GSK Materials in accordance with handling and other written instructions provided by GSK in performing Liquidia’s activities under the Inhaled Plan and the negligent conduct of GSK’s activities under the Inhaled Plan.  The foregoing indemnity obligation shall not apply to the extent that (i) the Liquidia Indemnitees fail to comply with the indemnification procedures set forth in Section 13.3 and GSK’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any activity set forth in Section 13.1 for which Liquidia is obligated to indemnify the GSK Indemnitees.  Indemnification related to the manufacture and supply of clinical supply of PRINT Materials and Research Products shall be provided for in the Development Supply Agreement described in Section 9.1(b) and indemnification related to the manufacture and supply of commercial supply of PRINT Materials and Research Products shall be provided for in the Commercial Supply Agreement, if any, described in Section 9.2.

13.3                        Indemnification Procedures.  The Party claiming indemnity under this Article 13 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim.  The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought.  The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, that the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice.  The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld.  So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party.  If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 13.

13.4                        Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES (INCLUDING ANY LOSS OF PROFITS, EARNINGS, GOODWILL, SAVINGS OR BUSINESS SUFFERED BY LIQUIDIA OR GSK) ARISING FROM OR

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 13.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 13.1 OR 13.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 14.

13.5                        Insurance.  Each Party shall procure and maintain insurance, or in GSK’s case, self-insure, consistent with normal business practices of prudent companies similarly situated at all times during the Term of this Agreement.  It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 13.  Each Party shall provide the other Party with written evidence of such insurance upon request.  Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance.

ARTICLE 14
CONFIDENTIALITY

14.1                        Confidentiality.  Each Party agrees that, during the Term and for a period of five (5) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties.  The foregoing confidentiality and non-use obligations shall not apply to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate by competent written proof:

(a)                                 was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)                                 was disclosed to the receiving Party or its Affiliate on a non-confidential basis by a Third Party who has a legal right to make such disclosure and who did not obtain such information directly or indirectly from the other Party; or

(e)                                  was independently discovered or developed by the receiving Party or its Affiliate without access to or aid, application or use of the other Party’s Confidential Information, as evidenced by written records made contemporaneous with such discovery or development and kept in the ordinary course of business, or other similar documentary proof of actual knowledge by the receiving Party.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Notwithstanding the definition of “Confidential Information” in Article 1, all Collaboration Know-How, whether generated by one or both Parties, shall be owned by a Party or the Parties in accordance with Section 11.3.  In addition, the exceptions set forth in subsections (a) and (e) shall not apply to Collaboration Know-How, which shall be deemed Confidential Information of the Party that owns such Collaboration Know-How regardless of whether such Collaboration Know-How satisfies the criteria set forth in one or both subsections.

14.2                        Authorized Disclosure.  Notwithstanding the obligations set forth in Section 14.1, a Party may disclose the other Party’s Confidential Information to the extent:

(a)                                 such disclosure is reasonably necessary (i) for the filing or prosecuting Patents as contemplated by this Agreement; (ii) to comply with the requirements of Regulatory Authorities with respect to obtaining and maintaining Regulatory Approval of a Product; or (iii) for prosecuting or defending litigation as contemplated by this Agreement;

(b)                                 such disclosure is reasonably necessary to its employees, agents, consultants, contractors, licensees or sublicensees on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;

(c)                                  such disclosure (including the terms of this Agreement) is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, licensee or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in connection with such disclosure, such Party shall inform each Third Party to whom Confidential Information is disclosed of the confidential nature of such Confidential Information and cause each such Third Party to treat such Confidential Information as confidential; or

(d)                                 such disclosure is reasonably necessary to comply with applicable Laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or order.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 14.2(a) or 14.2(d), such Party shall promptly notify the other Party such required disclosure and shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure.

14.3                        Technical Publication.  Neither Party may publish peer reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations, of results of studies carried out under the Inhaled Plan, without the opportunity for prior review by the other Party, except to the extent required by applicable Laws.  A Party seeking publication shall provide the other Party the opportunity to review and comment on any proposed publication that contains the results of studies carried out under the Inhaled Plan at least sixty (60) days prior to its intended submission for publication; provided, that Liquidia shall not have the right to publish any information or material relating to Inhaled Products, Research Products, Research Materials,

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GSK Materials, or any results of studies carried out by or on behalf of GSK outside the scope of the Inhaled Plan, without GSK’s prior consent.  The other Party shall provide the Party seeking publication with its comments in writing, if any, within thirty (30) days after receipt of such proposed publication.  The Party seeking publication shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s request to remove any and all of such other Party’s Confidential Information from the proposed publication.  In addition, the Party seeking publication shall delay the submission for a period up to sixty (60) days after the other Party’s receipt of the proposed publication in the event that the other Party can demonstrate reasonable need for such delay, including the preparation and filing of a patent application.  If the other Party fails to provide its comments to the Party seeking publication within such thirty (30) day period, such other Party shall be deemed not to have any comments, and the Party seeking publication shall be free to publish in accordance with this Section 14.3 after the sixty (60) day period has elapsed.  The Party seeking publication shall provide the other Party a copy of the manuscript at the time of the submission.  Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.  For the avoidance of doubt, GSK shall not be required to seek Liquidia’s review of publications that contain results of studies carried out by or on behalf of GSK outside the scope of the Inhaled Plan.  In addition to the foregoing, to the extent Liquidia receives a proposed public disclosure or publication from UNC in accordance with Section 2.2 of the UNC License Agreement or Section 6 of the UNC Research Agreement, then Liquidia shall ensure that GSK is given the opportunity to review and possibly delay such public disclosure or publication in order to protect Liquidia Know-How that may be disclosed in such public disclosure or publication in accordance with the terms of the UNC License Agreement.

14.4                        Publicity; Terms of this Agreement.

(a)                                 The Parties agree that the terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in this Section 14.4.

(b)                                 On or after the Effective Date, Liquidia shall have the right to issue a public announcement of the execution of this Agreement, in the form agreed by the Parties as of the Effective Date.

(c)                                  Except for the public announcement described in Section 14.4(b), neither Party nor such Party’s Affiliates will make any public announcements, press releases, regulatory filing or other public disclosures, written or oral, whether to the public, the press, stockholders or otherwise, concerning this Agreement or the terms or the subject matter hereof, the performance hereof or the Parties’ activities hereunder, or any results or data arising hereunder (a “Public Statement”), except: (i) with the prior written consent of the other Party (such consent not to be unreasonably delayed or withheld but may be conditional upon certain restrictions as to the content and/or distribution of such Public Statement to ensure consistency with GSK’s policies, including GSK’s standards for Scientific Engagement); or (ii) for such Public Statements, as in the opinion of the counsel for the Party intending to make such Public Statement, are required to comply with applicable Laws (including the regulations of any stock exchange) (a “Legal Requirement”) and which in any event contain only the minimum disclosure necessary to comply with the relevant Legal Requirement.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)                                 Each Party agrees to provide the other Party with a copy of any proposed Public Statement as soon as reasonably practicable under the circumstances prior to its scheduled release. Each Party shall provide the other with an advance copy of any such Public Statement at least seven (7) days prior to its scheduled release; provided, that if the Party proposing such Public Statement cannot provide the reviewing Party with seven (7) days notice due to extraordinary circumstances, such Party will use reasonable efforts to provide the reviewing Party with the proposed Public Statement for comment at least forty-eight (48) hours before release.  Each Party furthermore shall have the right to review and recommend changes to any such Public Statement and, except as otherwise required by Legal Requirement, the Party whose Public Statement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure.

(e)                                  In addition to the foregoing each Party agrees to give the other Party a reasonable opportunity (to the extent consistent with Legal Requirements) to review all Public Statements required by Legal Requirements to be filed with the SEC or similar body prior to submission of such filings, and will give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

14.5                        Clinical Trial Register.  Notwithstanding anything in this Article 14, GSK shall have the right to publish summaries of data and results from any human clinical trials conducted under this Agreement on its clinical trials registry or on a government-sponsored database such as www.clinicaltrials.gov or other publicly available websites such as www.clinicalstudyresults.org, without requiring the consent of Liquidia.  The Parties shall reasonably cooperate if needed in order to ensure the publication of any such summaries of human clinical trials data and results as required on GSK’s clinical trial registry and any government-sponsored database such as clinicaltrials.gov or other publicly available websites such as www.clinicalstudyresults.org.

14.6                        Equitable Relief.  Each Party acknowledges that its breach of this Article 14 may cause irreparable harm to the other Party, which cannot be reasonably or adequately compensated in monetary damages.  Therefore, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to seek preliminary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 14 by the other Party.

ARTICLE 15
TERM AND TERMINATION

15.1                        Term.  This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 15, shall remain in effect (the “Term”):

(a)                                 in the Liquidia Respiratory Field, (i) if GSK does not timely exercise the Liquidia Respiratory Option, then until the expiration of the Liquidia Respiratory Option; or (ii) if GSK timely exercises the Liquidia Respiratory Option, on a country-by-country basis, until the expiration of the Royalty Term of such Liquidia Respiratory Product in such country; and

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)                                 in the Inhaled Field, (i) if GSK does not timely exercise the Inhaled Option, then until the expiration of the Inhaled Option; or (ii) if GSK timely exercises the Inhaled Option, on an Inhaled Product-by-Inhaled Product and country-by-country basis, until the expiration of the Royalty Term of such Inhaled Product in such country.

For clarity, if GSK does not timely exercise any option, this Agreement shall expire in its entirety upon the expiration of the last-to-expire option.  In addition, in the event the Inhaled Option or Liquidia Respiratory Option are exercised under this Agreement, then upon expiration of all applicable Royalty Terms for Inhaled Products and the Liquidia Respiratory Product, as applicable, GSK shall have a perpetual, fully-paid, royalty-free right and license, with the right to grant sublicenses, under the Liquidia Technology, Joint Inhaled Collaboration Know-How, Joint Inhaled Collaboration Patents and Liquidia’s interest in and to the Joint Vaccine Collaboration Know-How and Joint Vaccine Collaboration Patents to make, have made, use, sell, offer to sell and import such Inhaled Product or Liquidia Respiratory Product, as the case may be, in the applicable Exercised Field.

15.2                        Termination by GSK for Convenience.  GSK may terminate this Agreement in its entirety, on a Research Product-by-Research Product basis, or on a Product-by-Product basis for any reason upon at least one hundred twenty (120) days prior written notice to Liquidia.

15.3                        Termination for Breach.  Each Party shall have the right to terminate this Agreement in its entirety, on a Research Product-by-Research Product basis, or on a Product-by-Product basis immediately upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach within ninety (90) days from the date of such notice (or within thirty (30) days from the date of such notice in the event such material breach is solely based on the breaching Party’s failure to pay any amounts due hereunder).  For clarity, a material breach in connection with the Liquidia Respiratory Product or an Inhaled Product, respectively, will not be considered a material breach in connection with an Inhaled Product or the Liquidia Respiratory Product, respectively, and further, a material breach under the Vaccine Collaboration Agreement or this Agreement, respectively, will not affect or be deemed to be a material breach of this Agreement or the Vaccine Collaboration Agreement, respectively.  For clarity, failure of the Parties to achieve the objectives and goals of the Inhaled Plan due primarily to technical or scientific infeasibility, for example, with respect to creating the PRINT Materials or Research Materials contemplated under the Inhaled Plan will not be deemed to be a material breach of the Agreement by either Party under this Section 15.3; provided, that such exclusion from breach does not include failure of either Party to diligently perform their obligations as described in this Agreement and under the Inhaled Plan.

15.4                        Termination for Bankruptcy.  Each Party shall have the right to terminate this Agreement in its entirety immediately upon written notice to the other Party upon such other Party’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by such other Party; provided however that in the case of involuntary bankruptcy proceeding such right to terminate shall only become effective if such other Party consents to the involuntary bankruptcy or such proceeding is not dismissed within sixty (60) days after its filing.  In connection therewith, all rights and licenses granted under or pursuant to any section of this

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code.  The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

15.5                        Effects of Termination.  Upon any termination or expiration of this Agreement, each Party shall have the right to practice and/or license its interest in the Joint Inhaled Collaboration Know-How as joint owner, without any requirement of gaining the consent of, or accounting to, the other Party.

(a)                                 The following consequences shall apply only in the event of termination by GSK pursuant to Section 15.2 or by Liquidia pursuant to Section 15.3 or expiration of this Agreement pursuant to Section 15.1(a)(i) or 15.1(b)(i), as applicable:

(i)                                    Liquidia Respiratory Product.  The following shall apply with respect to termination by GSK pursuant to Section 15.2 or by Liquidia pursuant to Section 15.3, in either case, in connection with termination of the Agreement solely with respect to the Liquidia Respiratory Product or the Agreement in its entirety.  If GSK has exercised the Liquidia Respiratory Option prior to such termination, then GSK’s Liquidia Respiratory License shall terminate and the following shall apply:

(A)                               License.  GSK hereby grants to Liquidia, effective only upon such termination and subject to any terms of Third Party agreements, an exclusive, worldwide, sublicenseable (through multiple tiers) license under the GSK Respiratory Technology to make, have made, use, import, offer for sale and sell the Liquidia Respiratory Product.  For the purpose of this Section 15.5(a)(i), “GSK Respiratory Technology” means Know-How Controlled by GSK that is solely related to the Liquidia Respiratory Product and used by or on behalf of GSK in connection with GSK’s development or commercialization of the Liquidia Respiratory Product as of the effective date of termination, and Patents claiming such Know-How including any Know-How or Patents Controlled by GSK that claim or cover any technology including devices or delivery technologies.  In addition, the license granted by GSK to Liquidia under PRINT Improvements under Section 5.5(b) shall continue and shall be expanded to include uses in the Liquidia Respiratory Field.

(B)                               Royalties.  Liquidia shall pay to GSK royalty payments (the “Reversion Royalties”) on net sales of the Liquidia Respiratory Product in the Territory at a royalty rate of [***] percent ([***]%) for each development stage (set forth in the table below) that GSK has advanced the Liquidia Respiratory Product from the time of the exercise of the Liquidia Respiratory Option to the effective date of termination.  By way of example, if GSK exercises the Liquidia Respiratory Option before the first dosing of the Liquidia Respiratory Product in the first Phase I Clinical Trial, and this Agreement is terminated after the first dosing of the Liquidia Respiratory Product in the first Phase II Clinical Trial but prior to first dosing of the Liquidia Respiratory Product in the first Phase III Clinical Trial, then GSK has advanced the

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Liquidia Respiratory Product by two (2) stages and the royalty rate shall be [***] percent ([***]%).

Development stage of Liquidia Respiratory Product

First dosing in the first Phase I Clinical Trial but prior to first dosing in the first Phase II Clinical Trial

First dosing in the first Phase II Clinical Trial but prior to first dosing in the first Phase III Clinical Trial

First dosing in the first Phase III Clinical Trial but prior to first MAA approval in any of the Major EU Markets, United States or Japan with a product label acceptable to Liquidia in its sole discretion

First MAA approval in any of the Major EU Markets, United States or Japan with a product label acceptable to Liquidia in its sole discretion

The Reversion Royalties due to GSK as set forth above with respect to the Liquidia Respiratory Product shall be paid on a country-by-country basis, commencing upon the First Commercial Sale of the Liquidia Respiratory Product in a particular country and expiring upon the date that is ten years after the First Commercial Sale of the Liquidia Respiratory Product in such country.  The terms of Sections 10.5(d), 10.7, 10.8, 10.9, 10.10 and 10.11 shall apply mutatis mutandis to the payment of such Reversion Royalties to GSK.

(C)                               Regulatory Materials; Data.  To the extent legally permissible, GSK shall transfer and assign to Liquidia, at no cost to Liquidia, all Regulatory Materials and Regulatory Approvals for the Liquidia Respiratory Product, as well as all data from non-clinical and clinical studies conducted by or on behalf of GSK, its Affiliates or sublicensees on the Liquidia Respiratory Product and all pharmacovigilance data (including all adverse event database) on the Liquidia Respiratory Product.

(D)                               Trademarks.  GSK shall transfer and assign to Liquidia, at GSK’s expense, all Product Marks for the Liquidia Respiratory Product (excluding any such marks that include, in whole or part, any corporate name or logos of GSK or its Affiliates or sublicensees or any other mark or trade dress that is generally used for or is substantially similar to other products in GSK’s portfolio).

(E)                               Transition Assistance.  Upon Liquidia’s request, and to the extent permissible, GSK shall assign to Liquidia any sublicenses for the Liquidia Respiratory Product and any agreements or arrangement with Third Party vendors pertaining to the development or manufacture of the Liquidia Respiratory Product, and shall provide reasonable technical assistance in transferring the GSK Respiratory Technology to Liquidia or its designee at costs to be shared equally by GSK and Liquidia.

(F)                                Clinical Trials.  If at the time of such termination, GSK is

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

conducting any clinical trials for the Liquidia Respiratory Product, then, at Liquidia’s election on a trial-by-trial basis, and in accordance with applicable Laws and GSK’s policies applicable to the conduct or stoppage of clinical trials: (A) GSK shall fully cooperate with Liquidia to transfer the conduct of all such clinical trials to Liquidia and Liquidia shall assume any and all liability (including costs) for such clinical trials after the effective date of such termination, except that GSK shall continue to bear all costs and expenses incurred in connection with the conduct of such clinical trial until the earlier of the completion of such trial or thirty (30) days after the effective date of such termination; or (B) GSK shall orderly wind down the conduct of any such clinical trial which is not assumed by Liquidia under clause (A).  In each case GSK shall reimburse Liquidia for any non-cancellable and non-refundable out-of-pocket costs Liquidia may incur in connection with the conduct or wind down of all such clinical trials as of the effective date of such termination.

(ii)                                Inhaled Products.  The following shall apply with respect to termination by GSK pursuant to Section 15.2 or by Liquidia pursuant to Section 15.3, in either case, in connection with termination of the Agreement solely on an Inhaled Product-by-Inhaled Product (or Research Product-by-Research Product, as applicable) basis or the Agreement in its entirety.  If GSK has exercised the Inhaled Option prior to such termination, then GSK’s Inhaled License shall expire with respect to the terminated Inhaled Product (or Research Product, if applicable) and the following shall apply:

(A)                               Upon Liquidia’s request, GSK shall provide Liquidia with copies of Regulatory Materials, pharmacovigilance data and Joint Inhaled Collaboration Know-How not already in Liquidia’s possession, related to the PRINT Materials used in connection with the Inhaled Products (or Research Products, as applicable).  All such Regulatory Materials, Joint Inhaled Collaboration Know-How and other data may be redacted by GSK with respect to anything contained therein that is related to the GSK Materials.  Liquidia shall have the non-exclusive right to use and reference such Regulatory Materials, Know-How and other data.  Nothing herein shall be construed as requiring GSK to provide to Liquidia, or grant any rights to Liquidia, to any materials, Know-How, data, information or the like of any kind whatsoever relating to GSK Materials or delivery technologies.

(B)                               In addition, solely in the case of termination of the Agreement in its entirety, the license granted by GSK to Liquidia under PRINT Improvements under Section 5.5(b) shall continue and shall be expanded to include the Inhaled Field.

(iii)                            Joint Inhaled Collaboration Patents; Confidential Information.  The following shall apply with respect to either (A) termination of the Agreement in its entirety by GSK pursuant to Section 15.2, (B) termination of the Agreement in its entirety by Liquidia pursuant to Section 15.3, or (C) expiration in both the Liquidia Respiratory Field and Inhaled Field pursuant to Sections 15.1(a)(i) and 15.1(b)(i) respectively, and either (X) termination of the Vaccine Collaboration Agreement in its entirety by GSK pursuant to Section 15.2 of the Vaccine Collaboration Agreement, (Y) termination of the Vaccine Collaboration Agreement in its entirety by Liquidia pursuant to Section 15.3 of the Vaccine Collaboration Agreement, or (Z) expiration in the Co-Delivery Vaccine Field pursuant to Section 15.1(a)(i) of the Vaccine Collaboration Agreement: Liquidia shall have the right, but not the obligation, to assume the responsibility for the prosecution and maintenance of Joint Inhaled Collaboration Patents, at Liquidia’s cost and

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

expense. GSK shall provide Liquidia with all assistance and cooperation as reasonably necessary for Liquidia to assume such responsibility, at Liquidia’s expense.  Thereafter, Liquidia shall provide GSK, for its review and comment, with drafts of any material filings or responses to be made to any patent authority with respect to Joint Inhaled Collaboration Patents at least ten (10) Business Days in advance of intended submission, and shall provide GSK with copies of material filings made with, and communication received from, patent authorities with respect to Joint Inhaled Collaboration Patents. Liquidia shall reasonably consider incorporating GSK’s comments thereto.  For the avoidance of doubt, each Party shall have the right to practice and/or license the Joint Inhaled Collaboration Know-How as joint owner, without any requirement of gaining the consent of, or accounting to, the other Party and may use it for any purpose.  In addition, GSK shall return to Liquidia, and cease using, all Confidential Information of Liquidia.

(b)                                 The following consequences shall apply only in the event of termination by GSK pursuant to Section 15.3:

(i)                                    Termination During Inhaled Collaboration Term.    If GSK terminates the Agreement pursuant to Section 15.3 during the Inhaled Collaboration Term, then:

(A)                               GSK shall retain (1) the license granted in Section 5.1, (2) the right to exercise the Liquidia Respiratory Option, to the extent not exercised as of the date of termination, and the Inhaled Option, pursuant to the terms of this Agreement except that (a) if Liquidia’s breach caused a Development Delay, then the period of time during which GSK shall be entitled to exercise the Inhaled Option shall be extended by twelve (12) months, and (b) the option fee payable by GSK pursuant to Section 10.3(b) will be reduced by [***] percent ([***]%), and (3) to the extent that the Liquidia Respiratory Option has been exercised, the Liquidia Respiratory License granted prior to termination of the Agreement shall survive.

(B)                               Liquidia shall return to GSK, and cease using all Confidential Information of GSK except as required to continue its obligations set forth in this Section 15.5(b)(i).

(C)                               The JPC and Advisory Council shall continue on the terms provided in this Agreement.

(D)                               The following payment provisions will apply: GSK shall make milestone payments to Liquidia under Section 10.4(a) at [***] percent ([***]%) of the amounts set forth therein, when and if they become due, and shall pay Liquidia royalties in accordance with Section 10.5.

(E)                               Liquidia’s right to convert the Inhaled License to non-exclusive in the event of a Development Delay shall terminate and be of no further force and effect.

(F)                                Sections 9.1(a), 9.1(b) and 9.2(a) shall continue to govern the manufacture and supply of PRINT Materials, Research Materials, Liquidia Respiratory Product, Research Products and/or Inhaled Products as set forth therein, including the technology transfer of PRINT and/or PRINT Tooling.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(G)                              The obligations and limitations applicable to Liquidia set forth in Sections 7.1, 11.4(b) and 4.3 shall survive.

(H)                              GSK’s obligation to use Commercially Reasonable Efforts under Sections 6.2 (as amended by this Section 15.5(b)(i)) and 8.1 shall survive only upon the occurrence of a material breach by Liquidia that is not by its nature curable and is not the result of Liquidia’s purposeful or willful acts or omissions.  For clarity, GSK’s obligation to use Commercially Reasonable Efforts under Sections 6.2 (as amended by this Section 15.5(b)(i)) and 8.1 shall not survive upon the occurrence of a material breach by Liquidia that either (1) is by its nature curable, whether or not the result of Liquidia’s purposeful or willful acts or omissions, but that Liquidia does not cure in accordance with Section 15.3, or (2) is not curable, and is the result of Liquidia’s purposeful or willful acts or omissions.

(ii)                                Termination After Exercise of Inhaled Option.  If GSK terminates the Agreement pursuant to Section 15.3 after GSK’s exercise of the Inhaled Option, then:

(A)                               GSK shall retain the Inhaled License as provided in this Agreement, subject to the remainder of this Section 15.5(b)(ii).

(B)                               Liquidia shall return to GSK, and cease using all Confidential Information of GSK except as required to continue its obligations set forth in this Section 15.5(b)(ii).

(C)                               At GSK’s option, the JPC and Advisory Council will continue as provided in this Agreement.

(D)                               The following payment provisions will apply: GSK shall make milestone payments to Liquidia under Section 10.4(a) at [***] percent ([***]%) of the amounts set forth therein, when and if they become due, and shall pay Liquidia royalties in accordance with Section 10.5.

(E)                               Liquidia’s right to convert the Inhaled License to non-exclusive in the event of a Development Delay shall terminate and be of no further force and effect.

(F)                                Sections 9.1(b) and 9.2(a) shall continue to govern the manufacture and supply of PRINT Materials, Liquidia Respiratory Product, Research Products and/or Inhaled Products as set forth therein, including the technology transfer of PRINT and/or PRINT Tooling.

(G)                              The obligations and limitations applicable to Liquidia set forth in Section 7.1 shall survive.

(H)                              GSK’s obligation to use Commercially Reasonable Efforts under Sections 6.2 (as amended by this Section 15.5(b)(i)) and 8.1 shall survive only upon the occurrence of a material breach by Liquidia that is not by its nature curable and is not the result

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of Liquidia’s purposeful or willful acts or omissions.  For clarity, GSK’s obligation to use Commercially Reasonable Efforts under Sections 6.2 (as amended by this Section 15.5(b)(i)) and 8.1 shall not survive upon the occurrence of a material breach by Liquidia that either (1) is by its nature curable, whether or not the result of Liquidia’s purposeful or willful acts or omissions, but that Liquidia does not cure in accordance with Section 15.3, or (2) is not curable, and is the result of Liquidia’s purposeful or willful acts or omissions.

15.6                        Survival.  Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration.  Notwithstanding anything to the contrary, the following provisions shall survive any expiration or termination of this Agreement:  Sections 5.3, 5.6, 5.5(b), 7.5 (solely with respect to Product sold under this Agreement prior to the effective date of termination), 10.2 — 10.11 (solely with respect to payments accrued prior to the effective date of termination, and if the Agreement is terminated by GSK pursuant to Section 15.3, payments due to Liquidia after the termination as amended by Section 15.5(b) if applicable), 11.1, 11.3, 11.5(b) (in the event of expiration of the Agreement only), 15.5 (as applicable), and 15.6, and Articles 1, 13, 14, 16, and 17.  In addition, Sections 7.2, 7.3, 7.4, 7.5, and 15.3 and 15.5(a) shall survive any termination of this Agreement with respect to any obligations under this Agreement that survive such termination.

ARTICLE 16
DISPUTE RESOLUTION

16.1                        Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and/or obligations hereunder.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 16 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.

16.2                        Internal Resolution.  With respect to all disputes arising between the Parties under this Agreement, including any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within thirty (30) days after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiations within thirty (30) days after such notice is received by or referred to the Executive Officers.

16.3                        Third Party Mediation.  Any dispute remaining unresolved after escalation to the Executive Officers pursuant to Section 16.2 shall first be submitted to mediation in accordance with the Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR”). Such mediation shall be attended on behalf of each Party for at least one session by a senior executive with authority to resolve the dispute and shall be held in New York City, New York. Unless otherwise agreed by the Parties, the Parties shall select a mediator from the CPR Panels of Distinguished Neutrals. Notwithstanding the foregoing, each Party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or replevin to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the dispute, prior to the commencement of, or while the Parties are engaged in, the mediation process pursuant to Section 16.5.  Any dispute that cannot be resolved by mediation within sixty (60) days of notice by one Party to the other Party of the commencement of the mediation process shall be resolved by arbitration in accordance Section 16.4.

16.4                        Dispute Resolution.  If the Parties are not able to resolve a dispute referred to them under Section 16.2 and subject to mediation as set forth in Section 16.3, then subject to Section 16.5, such dispute shall be finally resolved by final and binding arbitration conducted in accordance with the terms of this Section 16.4.  The arbitration will be held in New York City, New York according to Rules of Arbitration of the International Chamber of Commerce (“ICC”).  The arbitration will be conducted by a single arbitrator with significant experience in the pharmaceutical industry, unless otherwise agreed by the Parties, appointed by ICC within fifteen (15) days after commencement of the arbitration in accordance with applicable ICC rules.  Any arbitration herewith will be conducted in the English language.  The arbitrator will be instructed not to award any punitive or special damages and will render a written decision no later than six (6) months following the selection of the arbitrator, including a basis for any damages awarded and a statement of how the damages were calculated.  Any award will be promptly paid in Dollars free of any tax, deduction or offset.  Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 16.4.  With respect to money damages, nothing contained herein will be construed to permit the arbitrator or any court or any other forum to award punitive or exemplary damages.  Each Party will pay its legal fees and costs related to the arbitration (including witness and expert fees); provided, that the arbitrator shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements.  All proceedings and decisions of the arbitrator shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 14.  From the date of submission of the dispute to the Executive Officers in Section 16.2, until such time as the dispute has become finally settled, the running of the time periods as to which a Party alleged to have breached the Agreement must cure such breach becomes suspended as to any breach that is the subject matter of the dispute.  Judgment on the award so rendered will be final and may be entered in any court having jurisdiction thereof.

16.5                        Equitable Relief.  Nothing in this Article 16 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute prior to any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

16.6                        Excluded Matters.  Notwithstanding Sections 16.2 through 16.4, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent shall be submitted to a court of competent jurisdiction.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 17
MISCELLANEOUS

17.1                        Entire Agreement; Amendment.  This Agreement, the Vaccine Collaboration Agreement, and the Exhibits and Schedules hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreement.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

17.2                        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, terrorist act, labor strike or lock-out, epidemic, and fire, earthquake, storm or like catastrophe.  If a force majeure persists for more than ninety (90) days, then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.

17.3                        Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 17.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by confirmed facsimile or a reputable courier service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to Liquidia:                                                                                                                    If by courier to:

Liquidia Technologies, Inc.
419 Davis Dr. Suite 100

Morrisville, NC 27560
Attn:  Legal
Fax:  [***]

If by mail to:

Liquidia Technologies, Inc.

P.O. Box 110085

Research Triangle Park, NC 27709

Attn: Legal

Fax: [***]

With a copy to (which shall not constitute notice):

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA  20190-5656

Attn: Kenneth J. Krisko

Fax: [***]

If to GSK:                                                                                                                             GlaxoSmithKline

709 Swedeland Road

King of Prussia, PA, 19406

Attention: Business Development

Facsimile: [***]

With a copy to (which shall not constitute notice):

GlaxoSmithKline

2301 Renaissance Boulevard

Mailcode RN0220

King of Prussia, PA 19406-2772

Attention: Vice President and Associate General Counsel, Business Development Transactions

Telephone: [***]

Facsimile:   [***]

17.4                        No Strict Construction; Headings.  This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

17.5                        Assignment.

(a)                                 Subject to Section 17.5(c) below, neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other (not to be unreasonably withheld or delayed), except that a Party may make such an assignment without the other Party’s consent to (i) an Affiliate (for so long as such entity remains an Affiliate) or (ii) a Third Party in connection with a Change of Control of such Party (such Third Party, an “Acquiror”).  Any successor or assignee of rights or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights or obligations.  Any permitted assignment shall be binding on the successors of the assigning Party.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 17.5 shall be null, void and of no legal effect.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)                                 In the event that a Party undergoes a Change of Control, all intellectual property rights owned or otherwise controlled by the Acquiror or its Affiliates at any time (excluding the Party hereto that becomes an Affiliate of the Acquiror as a result of such transaction) shall be excluded from the licenses granted under this Agreement (including any such intellectual property owned or otherwise controlled by such Acquiror as of the date of consummation of such transaction but not acquired as a result of the transaction), except for any intellectual property rights generated or owned by the Acquiror or its Affiliates pursuant to the term of this Agreement in performing any activity under this Agreement.

(c)                                  GSK acknowledges that Liquidia may sell, to one or more Third Parties, Liquidia’s rights to receive milestone payments and/or royalties under this Agreement to an entity whose principal purpose is to provide financing to Liquidia (the “Royalty Purchaser”).  Upon the sale to a Royalty Purchaser described in the foregoing sentence, Liquidia shall notify GSK in writing and at Liquidia’s direction, GSK shall deliver directly to the Royalty Purchaser instead of to Liquidia those payments contemplated by the Agreement.  For clarity, GSK shall continue to deal directly with Liquidia in all other respects concerning such payments, including reporting obligations and audit rights as provided under the Agreement and GSK shall not be required to provide any other information, including its Confidential Information, to such Royalty Purchaser.  Payments to a Royalty Purchaser shall constitute a full discharge of GSK’s obligations in respect of such payment.  For clarity, nothing herein shall obligate GSK to pay more than the amounts that are required under this Agreement absent such sale to a Royalty Purchaser.  Liquidia shall indemnify and hold harmless the GSK Indemnitees from and against any and all Claims arising out of any and all claims by a Royalty Purchaser with respect to or resulting from any sale as described under this Section 17.5(c), except where such Claims are due to GSK’s failure to perform its obligations under the Agreement.

17.6                        Performance by Affiliates.  Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates.  Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

17.7                        Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

17.8                        Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

17.9                        No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

17.10                 Independent Contractors.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way.  Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

17.11                 English Language; Governing Law.  This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.  This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of Delaware, without giving effect to any choice of law principles that would require the application of the laws of a different state.

17.12                 Counterparts.  This Agreement may be executed in one (1) or more counterparts, by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Signature page follows}

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.

GLAXO GROUP LIMITED		LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Vaughn Walton	By:	/s/ Neal F. Fowler
Name:	Vaughn Walton	Name:	Neal F. Fowler
Title:	Authorised Signatory	Title:	CEO

i

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LIST OF EXHIBITS:

Exhibit A:                                         Existing Liquidia Patents

Exhibit B:                                         Third Party Agreements

Exhibit C:                                         Initial Inhaled Plan and Budget

Exhibit D:                                         Stock Purchase Agreement

Exhibit E:                                          Third Party Guidelines

Schedule 1.109                                                   Net Sales

Schedule 3.5:                       R&D Principles

ii

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

i

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E